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Proxy Statement Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Vantiv, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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March 28, 2016

Vantiv, Inc.
8500 Governors Hill Drive
Symmes Township, Ohio 45249
www.vantiv.com

To the Stockholders of Vantiv, Inc.:

        You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Vantiv, Inc. to be held on May 10, 2016, at 9:00 a.m. Eastern Time, at The Marriott Cincinnati Northeast, 9664 S. Mason Montgomery Road, Mason, Ohio 45040.

        The accompanying notice of the meeting and proxy statement describe the matters to be acted upon at the annual meeting.

        Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. Please vote as soon as possible via telephone, over the Internet or by proxy card or voter instruction form. Detailed information about the meeting and voting your shares is included in the accompanying proxy statement.

        Thank you for your support of Vantiv.

Sincerely,

Jeffrey Stiefler Chairman of the Board	Charles Drucker President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, MAY 10, 2016
9:00 a.m.
The Marriott Cincinnati Northeast
9664 S. Mason Montgomery Road, Mason, Ohio 45040

        The 2016 Annual Meeting of Stockholders of Vantiv, Inc. will be held on Tuesday, May 10, 2016 at 9:00 a.m., Eastern Time, at The Marriott Cincinnati Northeast, 9664 S. Mason Montgomery Road, Mason, Ohio 45040, for the following purposes:

  1.
  To elect Lee Adrean, Mark Heimbouch and Gary Lauer as Class I directors;

  2.
  To approve, on an advisory basis, the compensation of the Company's named executive officers;

  3.
  To approve the performance goals included in the Company's 2012 Equity Compensation Plan;

  4.
  To approve a proposal to amend the Company's amended and restated certificate of incorporation to reset, under certain circumstances, the permissible range for the number of directors that constitute the whole Board of Directors;

  5.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016; and

  6.
  To conduct any other business properly brought before the meeting.

        The record date for the annual meeting is March 25, 2016 with an effective record date of March 24, 2016 due to March 25, 2016 being a trading holiday. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement of the meeting.

        Your vote is important.    Whether or not you expect to attend the annual meeting in person, please submit your proxy or voting instructions over the telephone, the Internet or by mail as soon as possible to ensure that your shares are represented at the annual meeting and your vote is properly recorded. Even if you vote by one of these methods, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors, Nelson F. Greene Chief Legal Officer & Secretary

Cincinnati, Ohio
March 28, 2016

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to be Held on May 10, 2016:

The Company's Proxy Statement and Annual Report are available at:
http://www.astproxyportal.com/ast/17549/

Proxy Statement Table of Contents

VANTIV, INC.

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors of Vantiv, Inc. ("Vantiv" or the "Company") is providing these proxy materials to you for use in connection with the 2016 Annual Meeting of Stockholders to be held on May 10, 2016 at 9:00 a.m. Eastern Time, and at any postponement or adjournment of the meeting (the "Annual Meeting"). The Annual Meeting will be held at The Marriott Cincinnati Northeast, 9664 S. Mason Montgomery Road, Mason, Ohio 45040. Stockholders of record as of March 24, 2016 (the "Record Date") are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

        We are providing access to our proxy materials (including this proxy statement, together with a notice of meeting and the Company's annual report) on the Internet pursuant to rules adopted by the Securities and Exchange Commission ("SEC"). Accordingly, beginning on or about March 28, 2016, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to stockholders entitled to vote at the Annual Meeting. All stockholders will have the ability to access, beginning on March 28, 2016, the proxy materials on the website referred to in the Notice. The Notice includes instructions on how to access the electronic proxy materials, as well as instructions for requesting a printed copy at no charge. In addition, stockholders may permanently elect to receive future proxy materials in either electronic form by email or printed form by mail. If you make such an election, we will continue to send you the materials pursuant to your election, until you notify us otherwise.

        Our principal executive offices are located at 8500 Governors Hill Drive, Symmes Township, Ohio 45249, and our telephone number is (513) 900-5250. We maintain a website at www.vantiv.com. The information on our website is not a part of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:
What is the purpose of the Annual Meeting?

A:
To vote on the following proposals:

•
to elect Lee Adrean, Mark Heimbouch and Gary Lauer as Class I directors;

•
an advisory vote to approve the compensation of our named executive officers;

•
to approve the performance goals included in our 2012 Equity Compensation Plan;

•
to amend the Company's amended and restated certificate of incorporation to reset, under certain circumstances, the permissible range for the number of directors that constitute the whole Board of Directors (the "Board Size Amendment");

•
to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•
to transact such other business that may properly come before the meeting or at any adjournment or postponement thereof.

Q:
How does the Board of Directors recommend I vote on these proposals?

A:
The Board recommends a vote:

•
FOR the election of Lee Adrean, Mark Heimbouch and Gary Lauer as Class I directors;

•
FOR the approval of the compensation of our named executive officers;

•
FOR the approval of the performance goals included in our 2012 Equity Incentive Plan;

  •
  FOR the approval of the Board Size Amendment; and

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Q:
Who is entitled to vote at the meeting?

A:
Stockholders Entitled to Vote.    Stockholders who our records show owned shares of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, we had [    •    ] shares of Class A common stock outstanding and 35,042,826 shares of Class B common stock outstanding (together with Class A common stock, the "common stock"). All of the outstanding Class B common stock is held by one stockholder, Fifth Third Bank. Fifth Third Bank holds one share of our Class B common stock for each Class B unit of Vantiv Holding, LLC ("Vantiv Holding") that it holds. The shares of Class B common stock entitle Fifth Third Bank to up to 18.5% of the aggregate voting power of our outstanding common stock determined on a formulaic basis. The total value and voting power of the Class A common stock and Class B common stock that Fifth Third Bank holds (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) is limited to 18.5% at any time other than in connection with a stockholder vote with respect to a change of control, in which event Fifth Third Bank has the right to that full number of votes equal to the number of shares of Class A common stock and Class B common stock it owns. To the extent that Fifth Third Bank otherwise holds Class A common stock and Class B common stock entitled to less than 18.5% of the aggregate voting power of our outstanding common stock, then Fifth Third Bank is entitled only to such lesser voting power. As the holder of the Class B common stock, Fifth Third Bank is also entitled to elect a number of our directors equal to the percentage of the voting power of all of our outstanding common stock represented by the Class B common stock held by Fifth Third Bank but not exceeding 18.5% of our board of directors. Fifth Third Bank currently holds 18.5% of the voting power in Vantiv, Inc. As a result, Fifth Third is entitled to 18.5% of the aggregate voting power of our outstanding common stock and two of our 11 directors are elected by Fifth Third Bank, with the remaining nine directors are elected by the holders of our Class A common stock. See "Directors and Corporate Governance" and "Related Person Transactions" for additional information.

  Registered Stockholders.    If your shares are registered directly in your name with Vantiv's transfer agent, you are considered the holder of record with respect to those shares. As the holder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

  Street Name Stockholders.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the holder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. Street name stockholders wishing to attend the Annual Meeting in person should also bring proof of ownership, such as a brokerage statement, showing their ownership of stock as of the Record Date.

Q:
How are votes counted?

A:
The Class A common stock and Class B common stock are voting together as a single class on all matters described in this proxy statement for which your proxy is being solicited, except that (i) the holders of Class A common stock are voting exclusively and as a separate class on the election of the Class I nominees for director (Lee Adrean, Mark Heimbouch and Gary Lauer) and (ii) the Board Size

  Amendment also requires the affirmative vote of the holders of a majority of the Class B common stock, all of which is held by Fifth Third Bank. Each share of Class A common stock entitles its holder to one vote per share. Fifth Third Bank's voting power is currently 18.5% of the aggregate voting power of our outstanding common stock and so each share of Class B common stock entitles Fifth Third Bank to 1.0119 votes per share as of the Record Date. There is no cumulative voting.

Q:
How many votes are needed to approve each proposal?

A:
Each Class I nominee for director is elected by a plurality of the voting power of the shares of Class A common stock, exclusively and as a separate class, present in person or represented by proxy and entitled to vote on the matter. Abstentions, broker non-votes and shares of Class B common stock will have no effect on the outcome of the election of the Class A nominees.

  Approval of the compensation of our named executive officers and approval of the performance goals included in the Vantiv, Inc. 2012 Equity Incentive Plan each requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter. For purposes of these proposals, abstentions are treated as shares present and entitled to vote on the matter and, therefore, will have the same effect as a vote "Against" the proposal. Broker non-votes are not considered entitled to vote on these proposals and will have no effect on the outcome of the votes.

  Approval of the Board Size Amendment requires (i) the affirmative vote of a two-thirds majority of the outstanding shares of common stock and (ii) the affirmative vote of the holders of a majority of the Class B common stock, all of which is held by Fifth Third Bank. For purposes of this proposal, abstentions and broker non-votes will have the same effect as a vote "Against" the proposal.

  The ratification of the appointment of the Company's independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions are treated as shares present and entitled to vote for purposes of this proposal and, therefore, will have the same effect as a vote "Against" the proposal.

Q:
What are broker non-votes?

A:
Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole "routine" matter—the ratification of the appointment of the Company's independent registered public accounting firm. Your broker will not have discretion to vote on the other matters. Broker non-votes do not count for voting purposes, but are considered "present" at the meeting for purposes of determining whether a quorum exists.

Q:
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
Pursuant to the rules of the SEC, we have elected to provide access to our proxy materials over the Internet. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice. In addition, the Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:
How can I get electronic access to the proxy materials?

A:
The Notice provides you with instructions regarding how to:

•
view our proxy materials for the Annual Meeting on the Internet; and

  •
  request that we send our future proxy materials to you by mail or by email.

  By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders' meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Q:
Who is making this solicitation?

A:
The proxy for the Annual Meeting is being solicited on behalf of Vantiv's Board of Directors.

Q:
How can I vote my shares?

A:
Registered Stockholders:    Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

•
By Mail.  If you requested printed copies of the proxy materials to be mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided;

•
By Telephone.  Call the toll-free telephone number in the Notice and follow the recorded instructions; or

•
By Internet.  Access the secure website registration page through the Internet, as identified in the Notice, and follow the instructions.

  Please note that the Internet and telephone voting facilities for registered stockholders will close at 11:59 p.m., Eastern Time, on May 9, 2016.

  Street Name Stockholders:    If you hold your shares through a broker, bank or other nominee, you should have received instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, if you wish to vote in person at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

        Street name stockholders may generally vote by one of the following methods:

  •
  By Mail.  If you requested printed copies of the proxy materials to be mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

  •
  By Methods Listed on Voting Instruction Card.  Please refer to your voting instruction card or other information provided by your bank, broker, nominee or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the holder of record; or

  •
  In Person With a Proxy from the Record Holder.  A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank, brokerage firm or other nominee. Please consult the voting instruction card provided to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:
Can I attend the meeting in person?

A:
You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the Record Date. If you plan to attend the Annual Meeting, please complete and mail the ticket reservation request form at the back of this booklet or check the box on the voting page of the website identified in the Notice. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver's license or passport. Please note that since a street name stockholder is not the holder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy.

Q:
If I submit a proxy, how will it be voted?

A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under "Can I change my vote?"

Q:
Can I change my vote?

A:
You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise our Corporate Secretary at our principal executive offices (8500 Governors Hill Drive, Symmes Township, Ohio 45249) in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions (which must be received prior to the Annual Meeting) or (iv) vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted). If you hold shares in "street name," you should refer to the instructions you received from your broker, bank or other nominee.

Q:
What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

A:
You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee is the record holder of your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the holder of record of the shares giving you the right to vote the shares.

Q:
What quorum is required for the Annual Meeting?

A:
The presence in person or by proxy of a majority of the voting power of the issued and outstanding common stock entitled to vote at the meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:
Who will tabulate the votes?

A:
Vantiv has designated a representative of American Stock Transfer & Trust Company, LLC as the Inspector of Election who will tabulate the votes.

Q:
Who pays for the proxy solicitation process?

A:
Vantiv will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We have also retained Innisfree M&A Incorporated, or Innisfree, for a fee not to exceed $17,500, plus additional fees relating to telephone solicitation and reimbursement of certain expenses, to assist in the solicitation of proxies and otherwise in connection with the Annual Meeting. We have agreed to indemnify Innisfree for certain liabilities arising out of Innisfree's engagement (excluding those resulting from Innisfree's gross negligence or willful misconduct). We and Innisfree may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees, as well as Innisfree, may solicit proxies in person, by telephone or facsimile or by email or other electronic means. None of these individuals other than Innisfree will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:
May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

A:
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our bylaws, as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy relating to the meeting for our 2017 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the proposal must be received by us no later than November 28, 2016. If a stockholder intends to submit a proposal that is not intended to be included in our proxy statement, or a nomination for director for our 2017 Annual Meeting of Stockholders, the stockholder must give us notice in accordance with the requirements set forth in our bylaws no later than February 9, 2017 and no earlier than January 10, 2017. If the date of the 2017 Annual Meeting is more than 30 days before or more than 60 days after May 10, 2017, notice by the stockholder must be received no later than the 10th day following the date on which public announcement of the date of the 2017 Annual Meeting is first made by Vantiv. Our bylaws require that certain information and acknowledgments with respect to the proposal or the nominee, as applicable, and the stockholder making the proposal or the nomination be set forth in the notice. Our bylaws have been publicly filed with the SEC and can also be found on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

Q:
What should I do if I get more than one proxy or voting instruction card?

A:
Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate Notices for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one Notice. You should vote in accordance with all of the Notices you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:
How do I obtain a separate set of proxy materials or request a single set for my household?

A:
We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice and our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

  If you are a registered stockholder and wish to receive a separate Notice, proxy statement or annual report at this time, we will provide these materials upon request. Please request the additional copy by contacting our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at 1-888-776-9962 (U.S.) or 1-718-921-8562 (outside the U.S.), or by email at info@amstock.com. If you hold your shares beneficially and wish to receive a separate Notice, proxy statement or annual report, please contact your bank or broker. If any stockholders in your household wish to receive a separate annual report and a separate proxy statement in the future, they may contact Investor Relations, Vantiv, Inc., 8500 Governors Hill Drive, Symmes Township, Ohio 45249. They may also send an email to Investor Relations at ir@vantiv.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

Q:
What if I have questions about lost stock certificates or need to change my mailing address?

A:
You may contact our transfer agent, American Stock Transfer & Trust Company, at the numbers or email address above, if you have lost your stock certificate or need to change your mailing address.

DIRECTORS AND CORPORATE GOVERNANCE

Board Structure

        Our business and affairs are managed under the direction of our Board of Directors. Our amended and restated certificate of incorporation provides that our Board consist of between 11 and 15 directors so long as any shares of Class B common stock are outstanding. Our Board currently consists of 11 directors. Fifth Third Bank is entitled to elect a number of our directors equal to the percentage of the voting power of all of our outstanding common stock represented by the Class A and Class B common stock held by Fifth Third Bank but not exceeding 18.5% of the board of directors. As a result, two of our 11 directors are elected by Fifth Third Bank.

        Our Board of Directors is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with termination staggered according to class. Class I currently consists of three directors. Each of Class II and Class III currently consists of four directors. The holders of our Class A common stock elect each of our Class I directors, three of our Class II directors and three of our Class III directors. Fifth Third Bank elects one of each of the Class II and Class III directors.

Corporate Governance

        Our Board of Directors acts as the ultimate decision-making body of the Company and advises and oversees management, who is responsible for the day-to-day operations and management of the Company. In carrying out its responsibilities, the Board reviews and assesses the Company's long-term strategy and its strategic, competitive and financial performance. The Board has adopted corporate governance guidelines that serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines can be found on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

Director Independence

        The Board has affirmatively determined that Ms. Hook and Messrs. Adrean, Costello, Karnstedt, Lauer, Sim and Stiefler are independent directors under the applicable rules of the New York Stock Exchange (the "NYSE") and that each of the members of our Audit, Compensation and Nominating and Corporate Governance Committees is independent under the applicable SEC and NYSE rules for purposes of serving on those committees. In accordance with the NYSE corporate governance rules, a majority of our directors are independent.

Information about the Directors and Nominees

        Set forth below is information regarding our directors and the nominees as of March 24, 2016. All of the candidates for election at this meeting are currently serving as our directors.

Name	Age	Position	Director Since
Nominees—Directors whose terms will expire at the 2016 Annual Meeting
Lee Adrean	64	Director	2012
Mark Heimbouch	51	Chief Operating & Financial Officer and Director	2014
Gary Lauer	63	Director	2012
Directors whose terms will expire at the 2017 Annual Meeting
Lars Anderson	55	Director	2015
Kevin Costello	54	Director	2014
Lisa Hook	58	Director	2015
David Karnstedt	49	Director	2014
Directors whose terms will expire at the 2018 Annual Meeting
Charles Drucker	52	CEO, President and Director	2011
Boon Sim	53	Director	2015
Jeffrey Stiefler	69	Director	2012
Tayfun Tuzun	51	Director	2015

Business Experience and Qualifications of Directors

  Nominees

  Class I Directors (Current Terms Will Expire at the 2016 Annual Meeting)

        Lee Adrean served as Corporate Vice President and Chief Financial Officer of Equifax, Inc., from October 2006 through May 2014. Prior to joining Equifax, he served as chief financial officer of several other public companies in the transaction processing, internet services, and financial services industries, and served as a strategy consultant for eleven years with Bain & Company. Mr. Adrean serves on the board of directors of West Corporation. Mr. Adrean holds a B.S. from Bucknell University and an M.B.A. from Harvard Business School. Mr. Adrean's executive experience with public companies and background in finance, accounting and corporate strategy provides insight that is beneficial to the board of directors.

        Mark Heimbouch has served as our Chief Financial Officer since December 2009 and has been our Senior Executive Vice President and Chief Operating & Financial Officer since February 10, 2015. Mr. Heimbouch was elected a director of Vantiv, Inc. in January 2014. Prior to joining Vantiv, Mr. Heimbouch was chief financial officer of Trow Global Holdings Inc., now known as exp Global Inc., an engineering services firm, since November 2008. Prior to that position, Mr. Heimbouch was Senior Executive Vice President and Chief Operating Officer of Jackson Hewitt Tax Service Inc., an income tax preparation company, from October 2007 to November 2008 where he was responsible for overseeing and managing information technology, customer support and operations for the company. Mr. Heimbouch served as the Executive Vice President, Chief Financial Officer and Treasurer at Jackson Hewitt from June 2005 to October 2007. Mr. Heimbouch was selected to serve on the board of directors due to his service as our Chief Financial Officer, his experience as the chief financial officer of other public companies, and his knowledge of the operational, financial and strategic development of our company.

        Gary Lauer is Chief Executive Officer of eHealth, Inc., a position he has held since December 1999, and Chairman of eHealth's Board of Directors, a position he has held since March 2002. He also served as President of eHealth from December 1999 to March 2012. Prior to joining eHealth, Mr. Lauer was the Chief Executive Officer of MetaCreations Corporation from 1998 to December 1999, and was Chairman from 1998 to March 2000. Prior to MetaCreations, Mr. Lauer spent more than nine years at Silicon Graphics, Inc., where he was a member of the senior executive team. Mr. Lauer started his career at International Business Machines Corp. in sales and marketing management. Mr. Lauer holds a B.S. degree in finance and marketing from the University of Southern California Business School. Mr. Lauer's responsibilities and operational and leadership experience as the Chief Executive Officer and Chairman of eHealth for more than ten years and as a former senior executive of several technology companies provides insight that is beneficial to the board of directors.

  Class II Directors (Current Terms Will Expire at the 2017 Annual Meeting)

        Lars Anderson has served as Executive Vice President and Chief Operating Officer of Fifth Third Bank since August 2015. Mr. Anderson previously served as the Vice Chairman of Comerica Incorporated and Comerica Bank since December 2010. Prior to that he served BB&T Corporation as its Executive Vice President from October 2010 to November 2010, its Group Banking Executive from August 2010 to November 2010, its Group President, Georgia and Texas from 2009 to 2010, its Group President, Georgia and Alabama from 2004 to 2009, its Group President of Tennessee and Western North Carolina regions from 2003 to 2004, and its Regional President from 2001 to 2005. Mr. Anderson is a graduate of Suffolk University and has completed advanced management programs at both the University of North Carolina and the University of Chicago. Mr. Anderson's significant operational experience with publicly traded financial institutions provides important perspectives on matters that are beneficial to the board of directors. Mr. Anderson serves on our board of directors pursuant to the rights related to the Class B common stock held by Fifth Third Bank.

        Kevin Costello was President of Ariba, Inc. from 2007 until its acquisition by SAP in 2012, and President of Ariba, an SAP Company, from 2012 until 2014. Mr. Costello had served as Ariba's Executive Vice President and Chief Commercial Officer from May 2002 until November 2007. Prior to joining Ariba, Mr. Costello served in various senior management positions during his 18 year career with Andersen Business Consulting. Mr. Costello is a director of Rackspace Inc. and was formerly a director of Cbeyond, Inc. Mr. Costello holds a bachelor of science degree from the University of Illinois and is a certified public accountant. Mr. Costello's executive experience with public companies and background in finance and accounting provides insight that is beneficial to the board of directors.

        Lisa A. Hook has served as Chief Executive Officer of NeuStar, Inc., an information services and data analytics provider, since October 2010, as a director since November 2010, and as President since January 2008. Prior to joining Neustar, Ms. Hook served as President and Chief Executive Officer of Sunrocket, Inc., a voice over IP service provider, from 2006 to 2007. From 2001 to 2004, she held several executive-level posts at America Online, Inc., a web services company. Ms. Hook also served in executive and special advisory roles at Time Warner, Inc., was legal adviser to the Chairman of the Federal Communications Commission, and was a senior attorney at Viacom International, Inc. Ms. Hook also serves on the boards of directors for RELX PLC, RELX NV and RELX Group PLC. Ms. Hook is a graduate of Duke University and holds a J.D. from the Dickinson School of Law at Pennsylvania State University. Ms. Hook's responsibilities and leadership experience and service as a director at several public companies have provided her with insights of issues facing boards and management that are beneficial to the board of directors.

        David Karnstedt is Chief Executive Officer of Quantifind, a marketing analytics company, as position he has held since July 2015. Prior to this position, Mr. Karnstedt was Senior Vice President, Media and Advertising Solutions, at Adobe Systems, Inc. from 2012 to 2013. Prior to this position at Adobe, he was Chief Executive Officer and President of Efficient Frontier, Inc. from 2009 until 2012. Mr. Karnstedt also served as an executive in residence for Redpoint Ventures in 2008 and 2009, was Senior Vice President, North American Sales, at Yahoo!, Inc. in 2007 and 2008, and was Overture Services, Inc.'s Senior Vice President and General Manager, Direct Business, from 2001 to 2007. Mr. Karnstedt received a bachelor's degree from the University of Illinois. Mr. Karnstedt's leadership experience as a former senior executive of several technology companies provides insight that is beneficial to the board of directors.

  Class III Directors (Current Terms Will Expire at the 2018 Annual Meeting)

        Charles Drucker is our Chief Executive Officer, a position he has held since June 2009, and our President, a position he has held since June 2004. Mr. Drucker has been a director of Vantiv, Inc. since November 2011 and was a director of Vantiv Holding, LLC from June 2009 to March 2012. He was also Executive Vice President of Fifth Third Bancorp from June 2005 to June 2009. Mr. Drucker was selected to serve on the board of directors due to his service as our Chief Executive Officer and President, extensive senior management experience at a number of large corporations in the payments industry, deep industry experience and intimate knowledge of the operational, financial and strategic development of our company.

        Boon Sim is Head of the Markets Group, President, Americas, and Head of the Credit Portfolio at Temasek International (Private) Limited, an investment company based in Singapore. He has held those positions since June 2012. Prior to joining Temasek, Mr. Sim held several senior positions of increasing responsibility at Credit Suisse where he was most recently the Global Head of Mergers and Acquisitions at Credit Suisse based in New York. Mr. Sim received a Bachelor of Engineering degree from the National University of Singapore, an M.S. in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Public and Private Management degree from Yale University. Mr. Sim's experience as a strategic leader within several multinational companies provides important perspective on the global M&A and investment landscape that is beneficial to the board of directors.

        Jeffrey Stiefler has served on our board of directors as Chairman since our initial public offering in March 2012. Mr. Stiefler served as a director and non-executive chairperson of the board of directors of Vantiv Holding, LLC from August 4, 2010 until our initial public offering. He currently serves on the boards of directors of LogicSource Inc., TouchCommerce Inc., and SquareTrade. He previously served on the boards of directors of LPL Financial Corporation and VeriFone Systems, Inc., and served as Lead Director of Taleo Corporation, Inc. prior to its acquisition by Oracle Corporation in April 2012. Mr. Stiefler served as a Venture Partner with Emergence Capital Partners from 2008 through the beginning of 2013. Mr. Stiefler was the Chairman, President and CEO of Digital Insight from August 2003 until the company's acquisition by Intuit in February 2007. Prior to Digital Insight, Mr. Stiefler worked with several private equity firms as an operating advisor and held a variety of positions at American Express, including President and Director of the company, and President and CEO of American Express Financial Advisors. Mr. Stiefler received a B.A. from Williams College and an M.B.A. from Harvard Business School. Mr. Stiefler has significant senior management expertise at public companies. As a former chief executive officer of a software company, Mr. Stiefler's operational and strategic experiences are relevant to issues faced by us on a regular basis. Mr. Stiefler's current and past board experience, including the role of chairman of the board of directors of a public company, also exposed him to best practices and approaches that are beneficial to the board of directors.

        Tayfun Tuzun was appointed to Vantiv's Board of Directors in July 2015. Mr. Tuzun has served as Executive Vice President and Chief Financial Officer of Fifth Third Bancorp since October 2013. Prior to that, Mr. Tuzun was the Senior Vice President and Treasurer of Fifth Third Bancorp from December 2011 to October 2013 Previously, Mr. Tuzun held the positions of Structured Finance Manager and the Assistant Treasurer and Balance Sheet Manager of Fifth Third Bancorp.. Prior to joining Fifth Third in 2007, Mr. Tuzun served as the Director of Research and Risk Management at FSI Group, LLC. Mr. Tuzun served as the Senior Vice President and Treasury of Provident Financial Group, Inc. (also called as The Provident Bank). Mr. Tuzun received a Bachelor's degree in Economics from Bosphorus University in

Istanbul, Turkey, and an M.A. and Ph.D in Economics from the Ohio State University. Mr. Tuzun's significant finance and treasury experience within the banking industry provides important perspectives on matters that are beneficial to the board of directors. Mr. Tuzun serves on our board of directors pursuant to the rights related to the Class B common stock held by Fifth Third Bank.

        No family relationship exists among any of the directors, nominees or executive officers. Except with respect to the rights of the Class B stockholders to elect directors, no arrangement or understanding exists between any director, nominee, or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as a director, nominee or executive officer of the Company.

Meetings of the Board

        The Board met eight times during 2015. In 2015, each director then in office attended at least 75% of the meetings of the Board and of the Committees of which he or she was a member. Additionally, while the Company has no formal policy regarding director attendance at its annual meeting of stockholders, Vantiv's directors are encouraged to attend the Company's annual meetings. Mr. Drucker attended the Company's 2015 Annual Meeting; however, none of the other directors then in office attended the Company's 2015 Annual Meeting.

        The non-management members of the Board regularly hold executive sessions, and the independent directors of the Board hold executive sessions at least annually. The Chairman of the Board presides over the executive sessions of the non-management directors and the executive sessions of the independent directors.

Board Committees

        The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board has adopted a written charter for each committee that sets forth the committee's purpose, composition, authority and responsibilities. Each charter can be found on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

        The members of each committee and the number of meetings held in fiscal 2015 are shown below:

Name	Audit	Compensation	Nominating and Corporate Governance
Lee Adrean	C		M
Kevin Costello		M	C
Lisa Hook	M		M
David Karnstedt	M	M
Gary Lauer	M	C
Jeffrey Stiefler	M	M
Number of Meetings in Fiscal 2015	8	5	4

C = Chair

M = Member

Audit Committee

        The primary purpose of our Audit Committee is to assist the Board's oversight of:

  •
  the integrity of our financial statements;

  •
  our internal financial reporting and compliance with our disclosure controls and procedures;

  •
  the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm;

  •
  our independent registered public accounting firm's annual audit of our financial statements and any engagement to provide other services;

  •
  the performance of our internal audit function; and

  •
  our legal and regulatory compliance.

        Our Audit Committee is currently comprised of Ms. Hook and Messrs. Adrean, Karnstedt, Lauer and Stiefler. Mr. Adrean serves as chair of the Audit Committee and also qualifies as an "audit committee financial expert" as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K. Our Board of Directors has affirmatively determined that Ms. Hook and Messrs. Adrean, Karnstedt, Lauer and Stiefler meet the definition of an "independent director" for the purposes of serving on the Audit Committee under applicable SEC and NYSE rules. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Members of the Audit Committee are limited to serving on no more than two other public company audit committees, unless expressly approved by the Board after determining that simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee.

        A copy of the Audit Committee's charter is available on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

Compensation Committee

        The primary purpose of our Compensation Committee is to:

  •
  assist the Board in discharging its responsibilities regarding compensation of our executive officers;

  •
  review and approve corporate goals and objectives relevant to the compensation of our chief executive officer and evaluate our chief executive officer's performance in light of those goals and objectives;

  •
  approve and evaluate our compensation policies, plans and benefit programs as they effect the executive officers;

  •
  review, approve, and recommend to the Board our equity-based compensation policies and programs and exercise discretion in the administration of such policies and programs;

  •
  receive periodic reports of how our compensation policies, plans and benefit programs affect all employees;

  •
  review and discuss succession planning for our chief executive officer and other executive officers; and

  •
  produce, approve and recommend to the Board for approval reports on compensation matters required to be included in our annual proxy statement or annual report.

        Our Compensation Committee is currently comprised of Messrs. Costello, Karnstedt, Lauer and Stiefler, with Mr. Lauer serving as the chair. Our Board of Directors has affirmatively determined that Messrs. Costello, Karnstedt, Lauer and Stiefler meet the definition of an "independent director" for the purposes of serving on the Compensation Committee under applicable NYSE rules. All members of the Compensation Committee also qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and "non-employee" directors within the meaning of Rule 16b-3 of the Exchange Act.

        A copy of the Compensation Committee's charter is available on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

Nominating and Corporate Governance Committee

        The primary purpose of our Nominating and Corporate Governance Committee (the "Governance Committee") is to:

  •
  recommend to the Board for approval the qualifications, qualities, skills and expertise required for board of director membership;

  •
  subject to the rights of Fifth Third Bank to elect directors, identify potential members of the Board consistent with the criteria approved by the Board and select and recommend to the Board the director nominees for election at the next annual meeting of stockholders or to otherwise fill vacancies;

  •
  evaluate and make recommendations regarding the structure, membership and operations of the committees of the Board;

  •
  oversee and make recommendations to the Board with regard to any changes to our corporate governance policies and principles;

  •
  oversee the application of our code of business conduct and ethics; and

  •
  oversee the annual review of the Board's performance.

        Our Governance Committee is currently comprised of Ms. Hook and Messrs. Adrean, Costello and Sim, with Mr. Costello serving as the chair. Our Board of Directors has affirmatively determined that Ms. Hook and Messrs. Adrean, Costello and Sim meet the definition of an "independent director" for the purposes of serving on the Governance Committee under applicable NYSE rules.

        A copy of the Governance Committee's charter is available on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee is or has at any time during the past year been one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The code of business conduct and ethics is available on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage. Any waiver of the code for directors or executive officers may be made only by our Board of Directors or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Amendments to the code must be approved by our Board of Directors and will be promptly disclosed (other than technical, administrative or non-substantive changes). Any amendments to the code, or any waivers of its requirements, for which disclosure is required, will be disclosed on our website.

Director Nominations

        Subject to the rights of Fifth Third Bank as the holder of our Class B common stock to elect directors, the Board is responsible for selecting candidates to fill vacancies on the Board and for nominating individuals for election as directors by the stockholders, in each case, based on the recommendation of the Governance Committee. The Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Governance Committee, current directors or members of management, as described below. Stockholders may submit recommendations by providing the person's name and appropriate background and biographical information by writing to the Governance Committee at Vantiv, Inc., Attn: Nominating and Corporate Governance Committee, 8500 Governors Hill Drive, Symmes Township, Ohio 45249. Stockholders who want to nominate directors for election at Vantiv's next annual meeting of stockholders must follow the procedures described in the Company's Bylaws, which are available on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage.

        The Governance Committee is responsible for reviewing with the Board from time to time the appropriate experience, qualifications, attributes and skills required of Board members in the context of the Company's needs and the existing make-up of the Board and developing and recommending to the Board criteria for identifying and evaluating candidates for the Board. These criteria may include, among other things, an individual's business experience, qualifications, attributes and skills such as relevant industry knowledge; specific experience with technology, accounting, finance, leadership, operations, strategic planning, and international markets; independence; judgment; integrity; the ability to commit sufficient time and attention to the activities of the Board; and the absence of potential conflicts with the Company's interests.

        Although we do not have a formal policy regarding diversity, our Board views diversity as a priority and the Governance Committee, as part of its evaluation process and in addition to the other factors set forth above, considers whether candidates will assist in achieving a mix of Board members that represent a diversity of occupational and personal backgrounds and perspectives.

        Occasionally the Governance Committee may engage outside search firms to assist it in identifying and contacting qualified director candidates. During 2015, Heidrick & Struggles was engaged to identify additional candidates for service on the Board.

        The Class I directors nominated by the Board of Directors for election at the 2016 Annual Meeting were recommended by the Governance Committee.

Contacting the Board of Directors, the Chairman and Other Independent Directors

        Stockholders or interested parties wishing to communicate directly with Vantiv's Board of Directors, any individual director, the Chairman of the Board, or the non-management or independent directors as a group may do so by writing to them care of Vantiv's Chief Legal Officer and Secretary at 8500 Governors Hill Drive, Symmes Township, Ohio 45249. The Chief Legal Officer and Secretary will forward appropriate communications. Any concerns reported related to accounting, internal accounting controls or auditing matters will be promptly brought to the attention of the Chair of the Audit Committee as appropriate. For more information on how to contact Vantiv's Board, please visit the Corporate Governance section of our Investor Relations webpage at www.vantiv.com.

Board Leadership Structure and Role in Risk Oversight

        Our Board of Directors recognizes the oversight of risk management as one of their primary responsibilities and central to maintaining an effective, risk aware and accountable organization. This includes the oversight of our Enterprise Risk Management (ERM) program, which is supported and enabled by an executive risk committee responsible for formulating risk management policy, evaluating current and emerging enterprise risks, gauging the effectiveness of mitigation strategies, and assessing our overall risk culture. While the Board of Directors maintains ultimate responsibility for the oversight of risk, the Board has implemented a multi-layered approach which delegates certain responsibilities to the appropriate Board committees to ensure that these primary areas of focus are thoroughly discussed and that a pervasive understanding of such focus areas is obtained. These primary risk areas of focus, as defined by the Board, management and leaders within our ERM function, are strategic, operational, financial, compliance and reputational and consist of risks such as cybersecurity, succession, compensation, and business resiliency. Our Board of Directors and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as required or requested.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with our business strategy, policy matters, succession planning, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures, and our operational infrastructure, particularly security, reliability and business continuity.
Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, credit and liquidity matters, and our programs and policies relating to legal compliance and strategy.
Governance Committee	Risks and exposures associated with director succession planning, corporate governance and overall Board and committee effectiveness and composition.
Compensation Committee	Risks and exposures associated with leadership assessment, retention and succession, executive compensation programs and arrangements and compensation risk.

        The oversight responsibility of the Board of Directors and its committees is enabled by management reporting processes that are designed to provide visibility to the Board of Directors regarding the identification, assessment, and management of risks and management's strategic approach to risk mitigation. The Audit Committee's responsibilities related to oversight of the ERM program and framework include a routine evaluation of the policy and processes used to identify, assess, monitor and report on risks across the organization, the setting and communication of the organization's risk appetite, and the implementation and measurement of risk tolerances and limits.

Director Compensation

        Our director compensation program consists of an annual cash retainer and an annual equity grant of restricted stock units with settlement deferred until termination of service as a director. Directors who are employees of ours do not receive director compensation. The objective of our director compensation program is to attract and retain highly qualified directors in a competitive marketplace and to compensate them for their commitment and service to our Company and stockholders. Beginning in fiscal year 2015, our director compensation program consists of the following components:

  •
  an annual cash retainer of $80,000;

  •
  an additional retainer of $20,000 for the Audit Committee chair, $17,500 for the Compensation Committee chair and $15,000 for the Nominating and Corporate Governance Committee chair; and

  •
  an annual equity grant of $135,000 of value-denominated, full-value restricted stock units, which are settled in shares of common stock following the termination of the director's service.

        In lieu of the annual cash retainer of $80,000 and the annual grant of $135,000 of restricted stock units, Mr. Stiefler, the Chairman of the Board, receives an annual cash retainer of $120,000 and an annual equity grant of $180,000 in restricted stock units. Directors are also entitled to receive an incremental fee of $1,000 for each meeting attended beyond ten Board of Director meetings per year or twenty committee meetings per year, and reimbursement of travel expenses, to the extent applicable. Each director has the option to elect to receive some or all of his or her cash retainer in equity grants of restricted stock units, which are settled in shares of common stock following termination of service as a director. Directors who are employees of ours do not receive director compensation.

        The cash retainer and any applicable fees for service as Chair of a committee are paid quarterly in arrears. The annual equity grant of restricted stock units is granted at each year's annual meeting of stockholders and vests on the earlier of the first anniversary of the grant date and the following year's annual meeting. A director who joins the board in between annual meetings receives a pro-rated annual equity grant based on the number of months that have elapsed since the prior year's annual meeting. Vested units are settled in shares of common stock on a one-for-one basis following termination of service as a director.

2015 Director Compensation Table

        The table below sets forth information regarding the compensation paid or awarded to our non-employee directors for 2015. As employee directors, Messrs. Drucker and Heimbouch did not earn compensation in connection with service on our Board. Mr. Drucker's compensation as President and Chief Executive Officer and Mr. Heimbouch's compensation as Chief Operating & Financial Officer are disclosed in the Summary Compensation Table of this proxy statement.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)(4)		All Other Compensation ($)	Total ($)
Jeffrey Stiefler	120,000	(1)	180,000		—	300,000
Lee Adrean	100,000		135,000		—	235,000
Lars Anderson	0		0		—	0
Greg Carmichael	40,000		135,000	(3)	—	175,000
Kevin Costello	91,250		135,000		—	226,250
David Karnstedt	80,000		135,000		—	215,000
Gary Lauer	96,875		135,000		—	231,875
David Mussafer	20,000	(1)	135,000	(3)	—	155,000
Daniel Poston	40,000		135,000	(3)	—	175,000
Thomas Ryan	24,375		0		—	24,375
Boon Sim	0		0		—	0
Tayfun Tuzun	0		0		—	0

(1)
Represents the dollar amount of restricted stock units received in lieu of the cash retainer. These units are granted on the date the cash retainer would have been paid, are fully vested at grant, and settled in shares of Class A common stock on a one-for-one basis following termination of service as a director. The amounts shown represent both the fair market value and the full fair value at grant.

(2)
Represents the grant date fair value of the annual equity grant of restricted stock units made on April 28, 2015 computed in accordance with FASB ASC Topic 718. Vested units are settled in shares of Class A common stock on a one-for-one basis following termination of service as a director.

(3)
Mr. Carmichael, Mr. Mussafer and Mr. Poston resigned from the Board on July 9, 2015, June 19, 2015 and September 4, 2015, respectively, and as a result each forfeited this award.

(4)
As of December 31, 2015, Mr. Stiefler held 4,504 unvested restricted stock units and the other non-employee directors collectively held 16,890 unvested restricted stock units.

Director Stock Ownership Guidelines

        The Board of Directors has adopted stock ownership and retention guidelines for directors of the Company. The guidelines encourage each non-employee director to acquire and hold a number of shares of Vantiv common stock equal in value to at least five times the amount of his or her annual cash retainer, exclusive of committee chair retainer fees. Until the applicable ownership guideline is achieved, directors (other than directors who have never elected to receive equity compensation for their service) are required to retain 100% of all equity awarded under the Company's director compensation program.

        For these purposes, ownership includes shares owned outright by the non-employee director and shares underlying vested restricted stock units, including shares underlying vested RSU awards for which settlement has been deferred until termination of service as a director. Because directors must retain 100% of all equity awarded under the Company's director compensation program until they achieve the specified guideline, there is no minimum time period required to achieve the guidelines. Each director is in compliance with the guidelines.

EXECUTIVE OFFICERS

        The executive officers of the Company and their ages and titles are set forth below. Business experience for at least the past five years and other information is provided in accordance with SEC rules.

        Charles D. Drucker (52) is our Chief Executive Officer, a position he has held since June 2009, and our President, a position he has held since June 2004. Mr. Drucker has been a director of Vantiv, Inc. since November 2011 and was a director of Vantiv Holding, LLC from June 2009 to March 2012. He was Executive Vice President of Fifth Third Bancorp from June 2005 to June 2009.

        Mark L. Heimbouch (51) is our Senior Executive Vice President and Chief Operating & Financial Officer, a position he has held since February 10, 2015. Prior to this position, he was our Chief Financial Officer beginning in December 2009. Mr. Heimbouch has also served as a director of the Company since January 28, 2014. Prior to joining us, Mr. Heimbouch was Chief Financial Officer of Trow Global Holdings Inc., now known as exp Global Inc., an engineering services firm, since November 2008. Prior to that position, Mr. Heimbouch was Senior Executive Vice President and Chief Operating Officer of Jackson Hewitt Tax Service Inc., an income tax preparation company, from October 2007 to November 2008 where he was responsible for overseeing and managing information technology, customer support and operations for the company. Mr. Heimbouch served as the Executive Vice President, Chief Financial Officer and Treasurer at Jackson Hewitt from June 2005 to October 2007.

        Royal Cole (54) is our Group President, Merchant and Financial Institutions Services, a position he has held since June 2015. Prior to holding this position, he was our President, Financial Institutions Services beginning in March 2010. Prior to joining us, Mr. Cole was the Executive Vice President and General

Manager, Global Payment Services, at The Western Union Company, a financial services company, from December 2005 to July 2009, where he oversaw day-to-day operations and was responsible for strategic development of the Global Payment Services Group.

        Lawrence Drury (50) is our Chief Marketing Officer, a position he has held since October 2014. Prior to joining us, Mr. Drury was Chief Marketing Officer at First Data Corporation, a technology and payments processing company, from January 2010 to September 2013. From August 2003 to December 2009, Mr. Drury held a number of global marketing positions at Visa, Inc. including Global Head of Commercial Marketing and Global Head Brand Management, and from April 1997 to August 2003 he held a number of positions at FutureBrand, a global brand consultancy, including Chief Executive Officer of the Americas.

        Nelson F. Greene (52) is our Chief Legal Officer and Secretary, a position he has held since July 2010, and was Interim Chief Human Resource Officer from August 2014 to January 2015. Prior to joining us, Mr. Greene was the Vice President, Deputy General Counsel and Assistant Secretary from April 2010 to July 2010, the Vice President, Interim General Counsel and Secretary from July 2009 to April 2010 and the Vice President, Deputy General Counsel and Assistant Secretary from 2007 to July 2009 of NCR Corporation, a global technology and services company, where he managed the company's corporate governance activities and the worldwide legal department. Mr. Greene joined NCR in 1992.

        Kimberly Martin (41) is our Chief Human Resource Officer, a position she has held since joining us on January 26, 2015. Prior to joining us, Ms. Martin was Vice President, Americas Human Resources and Corporate Functions, at Zimmer Holdings, Inc., an orthopedic, dental and related surgical product manufacturer, beginning in 2010. From 2009-2010, she was Executive Human Resources Leader, Monitoring Solutions & Diagnostic Cardiology, at General Electric Healthcare, a subsidiary of General Electric Company. Prior to this position, Ms. Martin held positions of increasing responsibility in Human Resources at the General Electric Company from 1999-2009.

        Daniela Mielke (50) is our Chief Strategy and Product Officer. Prior to joining Vantiv in September 2013, Ms. Mielke was the Vice President of Global Strategy at PayPal from May 2010 to September 2013. Ms. Mielke was employed as an independent corporate strategy and development consultant from October 2009 to May 2010. Prior to that position, she was the West Coast Practice Leader at a-connect (US) Inc., a project execution and talent firm, from September 2007 to October 2009. Prior to this position, Ms. Mielke was Senior Vice President, Strategy and Market Intelligence, at Visa International.

        Matt Taylor (40) has been our Group President, Integrated Payments and Emerging Channels, a position he has held since May 2015. Prior to this position, he was our President, Integrated Payments since Vantiv's acquisition of Mercury Payment Systems, LLC in June 2014. Prior to the acquisition, he was Chief Executive Officer of Mercury from May 2009 to June 2014. Prior to becoming Chief Executive Officer, Mr. Taylor served in various positions at Mercury from October 2003 to May 2009, including Chief Operating Officer, Senior Vice President of Sales and Marketing and Vice President of Sales. Mr. Taylor is a member of the Colorado Innovation Network (COIN) board of directors.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

        The following table shows information regarding the beneficial ownership of our Class A common stock as of the Record Date by:

  •
  each person or group who is known by us to own beneficially more than 5% of our common stock;

  •
  each director and nominee for director and each of our named executive officers; and

  •
  all directors and executive officers as a group.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Class A common stock shown as beneficially owned by them. Applicable percentage of beneficial ownership is based on [    •    ] shares of Class A common stock outstanding on the Record Date. Shares of Class A common stock subject to options or warrants currently exercisable or exercisable within 60 days of the date of this proxy statement are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each holder listed below is c/o Vantiv, Inc., 8500 Governors Hill Drive, Symmes Township, Ohio 45249.

        Although Fifth Third Bank does not own any shares of our Class A common stock, the following table gives effect to the ability of Fifth Third Bank to exchange Class B units of Vantiv Holding into 18.5% of our Class A common stock. If Fifth Third Bank acquires any shares of our Class A common stock, the percentage of voting power of the Class B common stock it owns will be correspondingly reduced. In addition to the Class B units of Vantiv Holding that Fifth Third Bank holds, Fifth Third Bank holds a warrant (the "Warrant") to purchase 7,791,956 Class C non-voting units of Vantiv Holding at an exercise price of approximately $15.98 per unit, subject to customary anti-dilution adjustments. Fifth Third Bank has the right, pursuant to and subject to the terms of the Exchange Agreement (see "Exchange Agreement" in the "Related Person Transactions" portion of this proxy statement for further information), from time to time to exchange its Class B units or Class C non-voting units in Vantiv Holding for shares of our Class A common stock on a one-for-one basis, up to a maximum at any time of 18.5% of all our

Class A common stock, or, at our option, for cash. Upon such exchange for Class A common stock, an equivalent number of shares of our Class B common stock will be cancelled.

	Class A Common Stock
Name of Beneficial Owner	Shares Beneficially Owned	Percent
5% Stockholders:
Fifth Third Bancorp(1)	35,042,826	18.3%
The Vanguard Group(2)	10,911,377	6.98%
T. Rowe Price Associates, Inc.(3)	9,405,503	6.02%
Named Executive Officers:
Charles D. Drucker(4)	967,601	*
Mark L. Heimbouch(4)	375,089	*
Royal Cole(4)	153,185	*
Kimberly Martin(4)	21,801	*
Matt Taylor(4)	272,423	*
Directors and Director Nominees:
Jeffrey Stiefler(5)	46,702	*
Lee Adrean(6)	23,403	*
Lars Anderson(7)	0	*
Kevin Costello(8)	6,301	*
Lisa Hook(9)	4,322	*
David Karnstedt(10)	6,108	*
Gary Lauer(11)	19,792	*
Boon Sim	0	*
Tayfun Tuzun(7)	0	*
Directors and Executive Officers as a group (17 persons)	2,071,634	1.33%

*
Less than 1%

(1)
Fifth Third Bank, a wholly owned indirect subsidiary of Fifth Third Bancorp, holds 35,042,826 Class B units of Vantiv Holding and 35,042,826 shares of our Class B common stock. Fifth Third Bank does not own any shares of our Class A common stock and is prohibited by the Exchange Agreement from owning more than 18.5% of our Class A common stock at any time. The Class B common stock provides Fifth Third Bank with up to 18.5% of the aggregate voting power of our common stock (other than in connection with a stockholder vote with respect to a change of control, in which event the Class B common stock will provide Fifth Third Bank with one vote for each share of Class B common stock it owns), but has no economic rights. Fifth Third Bank has the right to exchange its Class B units of Vantiv Holding for shares of our Class A common stock on a one-for-one basis or, at our option, for cash. Upon such exchange for Class A common stock, an equivalent number of shares of Class B common stock will be cancelled. The holdings described herein exclude the Warrant held by Fifth Third Bank. The address of Fifth Third Bancorp and Fifth Third Bank is 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

(2)
According to a Schedule 13G filed by The Vanguard Group ("Vanguard") on February 11, 2016, reporting beneficial ownership of the Company's stock as of December 31, 2015, Vanguard, in its capacity as an investment adviser, may be deemed to beneficially own 10,911,377 shares of the Company which are held of record by clients of Vanguard. Vanguard has sole voting power of 147,374 shares, shared power to dispose of or direct the disposition of 159,774 shares and sole power to dispose of or direct the disposition of 10,751,603 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)
According to a Schedule 13G filed by T. Rowe Price Associates, Inc. ("T. Rowe Price") on February 9, 2016, reporting beneficial ownership of the Company's stock as of December 31 2015, T. Rowe Price has sole voting power with respect to 2,769,003 shares and sole power to dispose of or direct the disposition of 9,405,503 shares. These securities are owned by various individual and institutional investors for which T. Rowe Price serves as an investment adviser with power to direct investments and/or sole power to vote the securities. The Address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)
Includes the following number of options that are currently exercisable or will become exercisable within 60 days of the Record Date: Mr. Drucker—254,360; Mr. Heimbouch—82,055; Mr. Cole—0; Ms. Martin—4,076; and Mr. Taylor—158,653. Also includes the following number of unvested restricted shares which have either time or performance based restrictions and which the Named Executive Officer has sole voting power: Mr. Drucker—154,326; Mr. Heimbouch—1 159,820; Mr. Cole—84,900; Ms. Martin—19,918; and Mr. Taylor—117,624.

(5)
Includes 44,419 restricted stock units, of which 39,915 are vested and 4,504 will vest on April 28, 2016, and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(6)
Represents restricted stock units, of which 20,025 are vested and 3,378 will vest on April 28, 2016 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(7)
Mr. Anderson and Mr. Tuzun are executive officers of Fifth Third Bank and serve on the Vantiv, Inc. board of directors pursuant to the rights related to the Class B common stock held by Fifth Third Bank. Neither of them has the power to dispose or vote any of the Vantiv securities held by Fifth Third Bank. The address of each of Messrs. Anderson and Tuzun is c/o Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

(8)
Represents restricted stock units, of which 2,923 are vested and 3,378 will vest on April 28, 2016 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(9)
Represents restricted stock units, of which 944 are vested and 3,378 will vest on April 28, 2016 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(10)
Represents restricted stock units, of which 2,730 are vested and 3,378 will vest on April 28, 2016 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(11)
Represents restricted stock units, of which 16,414 are vested and 3,378 will vest on April 28, 2016 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

COMPENSATION DISCUSSION AND ANALYSIS

        This section explains the objectives and design of our executive compensation program, the compensation decisions we made under this program with respect to 2015 compensation, and the factors we considered in making those decisions. This section focuses on the compensation of our "named executive officers" for 2015, who were:

  •
  Charles Drucker, our President and Chief Executive Officer

  •
  Mark Heimbouch, our Senior Executive Vice President and Chief Operating & Financial Officer

  •
  Royal Cole, our Group President, Merchant & Financial Institution Services

  •
  Kimberly Martin, our Chief Human Resource Officer

  •
  Matt Taylor, our Group President, Integrated Payments and Emerging Channels

Executive Summary

        In 2015, the Company delivered another year of solid financial results, continued growth, and an above market shareholder return.

Highlights of 2015 Financial Performance and Strategic Accomplishments

  •
  increased net revenue by 20% to $1.68 billion

  •
  increased pro forma adjusted net income by 21% to $449.1 million*

  •
  deployed nearly $700 million in capital through a combination of debt repayments, warrant cancellations, TRA terminations, and share repurchases

  •
  continued to gain market share, win new business, and invest in strategic initiatives for future growth

  •
  maintained our focus on driving growth by leveraging our core strengths and leading capabilities within our traditional businesses, while expanding into high-growth channels and verticals

Highlights of 2015 Compensation Decisions

  •
  Base Salary and Annual Incentive Target.  For 2015, our CEO's base salary was held constant, while his target incentive opportunity under our VC Plan was increased from 125% of base salary to 150% of base salary. Base salaries and target incentive opportunities under our VC Plan for other named executive officers were increased in an effort to maintain market competitiveness, with Mr. Heimbouch and Mr. Taylor receiving more substantial base salary increases in order to compensate them for additional responsibilities. In addition, Mr. Heimbouch's target incentive opportunity under our VC Plan was increased from 75% of base salary to 100% of base salary. Ms. Martin's initial base salary and target incentive opportunity were established in her employment offer letter based on her role and responsibilities as Chief Human Resource Officer (CHRO).

  •
  Annual Incentive Payouts.  For 2015, each of our named executive officers was provided with an opportunity to earn a cash incentive award under our annual cash incentive plan, which we refer to as the variable compensation plan, or VC Plan. Payouts are based upon the Company's achievement of pre-established financial and strategic targets and individual accomplishments. For 2015, we

*
Pro forma adjusted net income is a non-GAAP financial measure. For further discussion of this measure and a reconciliation to GAAP net income, please refer to pages 35 to 37 of our Annual Report on Form 10-K for the year ended December 31, 2015. Pro forma adjusted net income is one of the performance measures used in our annual incentive plan, as discussed below.

  exceeded challenging revenue and earnings targets. After taking into consideration the performance of each of the named executive officers against individual goals and objectives, the Committee determined that the earned awards relative to the predetermined goals under the VC Plan would be 149% to 179% of target. The named executive officer payouts are specifically described in the "Annual Incentive Compensation" section below.

  •
  Long-Term Incentive Compensation.  For 2015, each of our named executive officers received an annual long-term equity incentive award, with the earned awards representing between 116% and 248% of target. The value of the award to our CEO was composed of 50% performance shares and 50% stock options. The value of the award to our other named executive officers was composed of 40% performance shares, 40% stock options, and 20% restricted stock. The stock options and shares of restricted stock vest in 25% increments on each of the first four anniversaries from the date of grant. Vesting of the performance shares depends on the Company's performance against pre-determined financial goals over a three-year performance period ending December 31, 2017.

Executive Compensation Practices

  •
  align pay with performance while mitigating undue risk

  •
  maintain robust stock ownership and retention guidelines for all of our executive officers

  •
  prohibit hedging or pledging of Company securities, or engaging in short sales of Company securities

  •
  double trigger change in control provisions for all equity awards granted subsequent to our initial public offering as described under "Potential Payments upon Termination or Change in Control"

  •
  no payment of dividends or dividend equivalents on unvested shares

  •
  no tax gross-ups for executive officers, except in connection with relocation consistent with our standard relocation program applicable to all employees

  •
  no stock option repricing without stockholder approval

  •
  no pension benefits or supplemental retirement plans

  •
  no employment contracts with executives and a standardized executive severance policy with modest post-employment and double trigger change in control provisions

  •
  our compensation committee utilizes an independent compensation consultant who does not provide any additional services to the Company

  •
  annual advisory votes on the compensation of our named executive officers

  •
  mandatory minimum vesting of at least one year for equity incentive awards

  •
  clawback provisions in equity incentive award agreements that permit the Company to recover relevant compensation paid or awarded in certain circumstances

Compensation Philosophy and Objectives

        Our executive compensation program is designed to provide a competitive compensation package that rewards individual and Company performance, reflects job complexity and responsibility, and ensures long-term motivation and retention. We seek to accomplish these goals in a way that is aligned with the long-term interests of our stockholders. To achieve these objectives, our executive compensation program follows these principles:

  •
  offer a total compensation opportunity that is competitive in our industry and sufficient to attract, retain, and motivate executives who can drive our performance and lead us to achieve our short-term and long-term financial and strategic objectives

  •
  pay for performance by linking a majority of pay to Company performance and changes in stockholder value, while mitigating undue risk

  •
  align the interests of our executives and stockholders by using long-term equity-based incentives and maintaining stock ownership and retention guidelines that encourage a culture of ownership and reward executive officers for sustained and superior Company performance and stockholder return

Principal Components of 2015 Compensation

Element	Form	Objectives and Basis
Base Salary	Cash

•

Represents the fixed portion of the total compensation package

•

Designed to attract and retain superior talent

•

Considerations are Company and individual performance, position responsibilities, experience, internal comparable compensation levels, retention, and external competitiveness

•

Primary point of comparison is a range around the median of market competitive levels for similar positions and is reviewed annually

Annual Incentive	Cash

•

Designed to attract and retain superior talent and motivate and reward achievement of pre-determined Company financial and strategic objectives measured over an annual performance period

•

Target incentive opportunity is set as a percentage of base salary and is reviewed annually

•

No payouts if threshold performance goals not achieved

•

Considerations are Company and individual performance, position responsibilities, experience, internal comparable compensation levels, retention, and external competitiveness

•

Primary point of comparison is a range around the median of market competitive levels for similar positions and is reviewed annually

Long-Term Incentive	Equity

•

Consists of a mix of performance shares, stock options, restricted stock, and restricted stock units (RSUs), which we believe provides an appropriate balance between inducement, motivation, retention, and the creation of stockholder value

•

Designed to align the long-term results achieved for our stockholders with the financial rewards provided to our executives

•

Considerations are Company and individual performance, position responsibilities, experience, internal comparable compensation levels, retention, and external competitiveness

•

Primary point of comparison is a range around the median of market competitive levels for similar positions and is reviewed annually

•

Stock options and restricted stock vest annually over four years

•

Vesting of performance shares is based on cumulative growth in specified financial metrics over a three year performance period

        As reflected above, the primary elements of our executive compensation program consist of base salary, annual incentive compensation and long-term incentive compensation, which we refer to collectively as total direct compensation. In general, the Committee uses the median of the peer group data as the primary point of reference when assessing the competitiveness of our named executive officers' total direct compensation and establishing base salaries, annual incentive targets and long-term incentive targets. For a variety of factors, including but not limited to tenure, responsibility, and individual performance, the target compensation of our executive officers may be set within a range above and below the median of the peer group. Based on an analysis conducted by the Committee's independent advisor, the target total direct compensation of our named executive officers in 2015 generally fell between the 25th percentile and median of the peer group data and around the median of the survey data. While the Committee examines executive compensation data from the peer group companies and the survey, it does not consider the peer group analysis or survey information as a substitute for its collective business judgment. For additional information about our peer group and use of survey information or market data, see "Setting Executive Compensation."

        There is no pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. However, these primary elements have been weighted to ensure that a substantial amount of named executive officers' pay is variable and contingent upon meeting or exceeding pre-determined performance goals.

Compensation Mix in 2015

        Superior performance by our executive officers and management team is essential to achieving our growth objectives for the business and increasing stockholder value. As such, a significant portion of our executives' compensation is variable and dependent upon the Company's financial performance, as well as increases in the Company's stock price. The bullets below highlight the total direct compensation mix for 2015 for our CEO and, on average, for our other named executive officers. Total direct compensation mix represents annualized base salary plus the actual annual incentive award paid and the actual long-term incentive awarded in 2015.

  •
  Fixed vs. Variable.  Base salary is the only fixed compensation component. Base salary represented approximately 13% of the total direct compensation we provided to our CEO and, on average, 23%, for our other named executive officers. This means that the largest portion of executive pay—annual incentive compensation and long-term incentives—is variable and dependent upon our performance.

  •
  Short-Term vs. Long-Term.  Base salary and annual incentive compensation represented approximately 44% of the total direct compensation we provided to our CEO and, on average, 52% for our other named executive officers. This means that the largest portion of executive pay is dependent on the achievement of the Company's long-term corporate financial goals and stock price appreciation through the long-term incentive plan.

  •
  Long Term Incentive Mix.  Our CEO received 50% of the value of his total long-term incentive grant in performance shares and 50% in stock options. The long-term incentive grants to the other named executive officers consisted of a mix of performance shares (40% of total value), stock options (40% of total value), and restricted stock (20% of total value).

  •
  Variable, Performance-Based Pay.  For our CEO, 87% of his total direct compensation for 2015 was variable, with performance-based equity (performance shares and stock options) comprising 100% of his long term incentive compensation and performance-based annual incentive compensation comprising 70% of his total cash compensation. For our other named executive officers, on average, 67% of their total direct compensation for 2015 was variable, with performance-based equity (performance shares and stock options) comprising 80% of their long term incentive compensation and performance-based annual incentive compensation comprising 55% of their total cash compensation.

        The variance between our CEO's compensation (and compensation mix) and the compensation and compensation mix of our other named executive officers reflects the differences in responsibilities and overall accountability to stockholders. Our CEO's variable, performance-based compensation is higher than the other named executive officers because the CEO bears a higher level of responsibility for the Company's performance, as he is directly responsible for developing the strategy of the Company and selecting, retaining, and managing the executive team.

2015 Compensation Determinations—What We Paid and Why

Base Salary

        We determine base salaries based on the executive's role, experience, and individual performance, as well as by reference to the base salaries of our other executive officers and market data. Merit increases are based on individual performance as well as the Company's performance and outlook for the upcoming year. Annual increases are not automatic or guaranteed; any adjustments take into account the factors mentioned above as well as the other components that together with base salary make up the executive's target total direct compensation.

        For 2015, base salary increases for our named executive officers were as follows:

Name	2014 Base Salary (effective April 2014)	2015 Base Salary (effective April 2015)	% Change
Charles Drucker	$800,000	$800,000	0%
Mark Heimbouch	$466,200	$575,000	23.3%
Royal Cole	$386,580	$400,080	3.5%
Kimberly Martin(1)	$—	$305,000	—%
Matt Taylor(2)	$317,000	$400,000	26.2%

(1)
Effective as of Ms. Martin's January 26, 2015 hire date.

(2)
Effective as of Mr. Taylor's May 12, 2014 hire date.

        The meaningful salary increases for Mr. Heimbouch and Mr. Taylor reflected additions to their pre-existing executive officer roles of Chief Operating Officer and leader of the Company's emerging channels business, respectively.

Annual Incentive Compensation

        Our variable compensation plan, or VC Plan, is an annual cash incentive plan designed to align our executives' efforts with our annual financial and strategic objectives and to reward them based on our performance relative to those objectives. Annual incentive compensation is variable, performance-based compensation and the pre-established annual financial and strategic objectives are tied to our annual business plan, with the Committee having discretion to modify the award based upon individual performance. For 2015, Company performance was measured based on achievement of two financial goals, net revenue and pro forma adjusted net income, and one set of strategic initiatives, weighted 30%, 60% and 10%, respectively. These measures and weightings were selected because the Committee determined that they represented key business drivers of stockholder value for 2015. The targets were based on our 2015 business plan, which was reviewed and approved by the Board. The mix of measures is intended to factor in top line growth and place a greater emphasis on bottom line profitability and to recognize the importance of the Company's strategic initiatives to its growth and the creation of stockholder value. For 2015, the strategic initiatives included progress on our integration of the assets, personnel and technology acquired in the Mercury acquisition and growth in our security products business.

        The financial and strategic thresholds, targets and maximums established by the Committee for 2015, the Company's 2015 achievement against those measures, and the resulting weighted achievement percentage for those measures (which for each measure can range from 0% if the threshold goal is not achieved, to 160% if the maximum goal is achieved) are as follows:

Measure	Weighting	Threshold	Target	Maximum	2015 Results	Weighted Achievement %
Net Revenue	30%	$1.576B	$1.625B	$1.674B	$1.682B	48%
Pro Forma Adjusted Net Income	60%	$409M	$430M	$452M	$449M	91%
Strategic Initiatives	10%	"Below"	"Meet"	"Exceed"	"Meet"	10%
Total	100%	50%	100%	160%	—	149%

        Actual payouts to the named executive officers were determined by the Compensation Committee based on the overall corporate achievement as described above, and a qualitative assessment of individual accomplishments relative to the following 2015 goals established by the Committee for all named executive officers, which the Committee has discretion to use as the basis for modifying individual payouts up or down:

  •
  delivering stockholder value by achieving net revenue and pro forma adjusted net income targets

  •
  executing on the Company's strategic initiatives

  •
  developing and managing talent throughout the organization

  •
  executing on the Company's tactical objectives

        The table below shows the target-level opportunities and actual payouts under the 2015 VC Plan for the named executive officers:

Name	2015 Target (as a % of Base Salary)	2015 Target ($)	2015 Actual Payout ($)	2015 Payout (as a % of Target)
Charles Drucker	150%	$1,200,000	$1,900,000	158%
Mark Heimbouch	100%	$575,000	$900,000	157%
Royal Cole	75%	$300,060	$450,000	150%
Kimberly Martin	55%	$167,750	$300,000	179%
Matt Taylor	75%	$300,000	$460,000	153%

        Individual adjustments above the corporate achievement level for the named executive officers reflect individual accomplishments and business unit performance relative to the Committee established goals highlighted above. The payouts to the named executive officers reflect the Committee's assessment of their respective, individual contributions to the Company's overall strong performance in 2015 and, for our CHRO, the desire to ensure an externally competitive compensation package.

Long-Term Incentive Compensation

        We believe that a significant portion of each named executive officer's compensation should depend on the amount of long term value we create for our stockholders. Our long-term incentive, or LTI, compensation is equity-based and designed to support multiple objectives, including (i) aligning management's interests with those of our stockholders, (ii) tying compensation to the attainment of multi-year financial goals, thereby mitigating incentives for management to pursue short term objectives at the expense of long term priorities, (iii) ensuring that realized compensation is linked to and reflects changes in stockholder value, and (iv) attracting, motivating, rewarding, and retaining highly skilled executives.

        During 2015, we awarded our named executive officers performance shares, stock options, and restricted stock and, in the case of our CHRO, a new hire grant of RSUs, in the following amounts:

Name	Total Award Value ($)	Performance Shares ($)	Options ($)	Restricted Stock/RSUs ($)
Charles Drucker	3,500,000	1,750,000	1,750,000	—
Mark Heimbouch	5,250,000	2,500,000	500,000	2,250,000
Royal Cole	3,250,000	1,540,000	340,000	1,370,000
Kimberly Martin	1,600,000	180,000	180,000	1,240,000
Matt Taylor	3,850,000	1,840,000	340,000	1,670,000

        The Committee determined the 2015 LTI award values based on competitive market data, individual performance in 2014, and the value of the other components that make up an executive's target total direct compensation. In addition to annual LTI awards, the awards reflected in the table above include special LTI awards to Messrs. Heimbouch, Cole and Taylor, with target grant date fair values of $4.0 million, $2.4 million and $3.0 million, respectively, which the Committee awarded in connection with each of them taking on increased leadership responsibilities within our organization, and a new hire grant of $1,150,000 in RSUs to Ms. Martin.

        The Compensation Committee selected this mix of equity-based compensation so that our CEO would receive 100% of his LTI award in performance-based equity vehicles (performance shares and stock options) and our other named executive officers would receive a greater portion of LTI compensation in performance-based equity vehicles (performance shares and stock options), than in time-based equity vehicles (restricted stock), which aid in the retention of the executives but are also aligned with changes in stockholder value. In making its determinations for 2015, the Committee sought to achieve a balance between rewarding, motivating, and retaining our executives, and weighted the mix of equity-based compensation so that a greater portion of LTI compensation is performance-based and not guaranteed.

        Vesting Provisions and Performance Conditions.    The stock options and restricted stock units vest in 25% annual increments beginning on the first anniversary of the date of grant. The performance shares vest on the third anniversary of the date of grant if, and only to the extent that, certain performance targets are met at the end of the three-year performance period. Based on attainment of at least a threshold level of performance, the actual number of performance shares earned will be 50% for performance at the threshold level, 100% for performance at the target level, and 200% for performance at or above the maximum level established. If the threshold performance is not achieved, all of the performance shares will be forfeited. The performance metrics for the performance shares granted in 2015 factor in a top line revenue metric while placing a greater emphasis on a bottom line earnings metric and consist of: 1) the Company's cumulative compound annual growth rate in net revenue over the three-year period beginning January 1, 2015 and ending December 31, 2017, which will determine the vesting of 30% of the performance shares; and 2) the Company's cumulative compound annual growth rate in pro forma adjusted net income per share over the same three-year period, which will determine the vesting of 70% of the performance shares. The Committee selected net revenue and pro forma adjusted net income per share as the performance metrics for the 2015 performance shares because it believes these metrics are critical drivers of sustained value creation over the longer term. Earned performance shares will be settled on a one-for-one basis in shares of the Company's Class A common stock.

Severance and Change in Control Arrangements

        In connection with our initial public offering, we adopted an executive severance plan, which was amended and restated in November 2015. We believe the severance plan is reasonably necessary to hire and retain the executive talent in our market. The terms and estimated amount of benefits provided under this severance plan, as amended, are described below under "Employment Agreements and Severance Benefits—Severance Plan" and "Potential Payments upon Termination or Change in Control." In addition, grants of equity under our 2012 Equity Incentive Plan contain provisions for accelerated vesting of equity in connection with a change in control, as further described under "Employment Agreements and Severance Benefits" and "Potential Payments upon Termination or Change in Control." We believe these provisions are reasonable because the possibility of a change in control could cause uncertainty among executive officers and concern over potential loss of equity awards (which has been a significant component of their compensation) and therefore could result in their departure or distraction to the detriment of our company and our stockholders.

Retirement and Other Benefits

        Our executive officers are eligible to participate in our employee benefit plans provided to other employees. These benefits include a 401(k) plan with a company matching contribution, group health insurance, and short and long-term disability insurance.

        In addition to the benefits offered to all employees, during 2015 our CEO was provided additional personal benefits in the form of home security services and personal usage of corporate aircraft, primarily for purposes of commuting from his out-of-state residence to our corporate headquarters, which are deemed to be part of total compensation and treated as taxable income under the applicable tax laws. See the "All Other Compensation" column of the 2015 Summary Compensation Table.

Setting Executive Compensation

Role of Compensation Consultant

        The Compensation Committee considers advice and recommendations received from its independent compensation consultant in establishing our executive compensation programs and making executive compensation decisions. FWC served as the Committee's compensation consultant during part of 2015, until the Committee decided to retain Meridian Compensation Partners, LLC ("Meridian") beginning in July 2015. During 2015, the compensation consultants' work with the Committee included data aggregation analysis, advice, guidance, and recommendations on the following topics: compensation levels versus peers; market trends and incentive plan designs; an assessment of the risk and reward structure of our executive compensation plans; and policies and practices, including the policies and views of third-party proxy advisory firms. Each of FWC and Meridian provide advice based in part on prevailing and emerging market practices, as well as our specific business context. Each of FWC and Meridian, when advising the Company, was or is independent of the Company's management, is retained by and reports directly to the Committee, and has no business or economic relationships with the Company other than its role advising the Committee.

Independence of the Compensation Consultant

        In 2015, the Committee considered the independence of FWC and Meridian in light of SEC rules and NYSE listing standards. The Committee requested and received a letter from each of FWC and Meridian addressing the consulting firms' independence, including the following factors: (i) other services provided to the Company by FWC and Meridian; (ii) fees paid by the Company as a percentage of FWC's and Meridian's total revenue; (iii) policies or procedures maintained by FWC and Meridian that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants from FWC and Meridian involved in the engagement and a member of the Committee; (v) any

Company stock owned by the individual consultants of FWC and Meridian involved in the engagement; and (vi) any business or personal relationships between our executive officers and FWC, Meridian or the individual consultants involved in their respective engagements. The Committee concluded that each of FWC's and Meridian's work for the Committee is independent and does not raise a conflict of interest.

Role of Company Management

        The Committee also considers recommendations from our CEO and our CHRO when designing our executive compensation programs, establishing our peer group, and making executive compensation decisions for executives other than our CEO. Our CEO does not have a role in his own compensation determination other than to participate in a discussion with the Committee regarding his performance and the Company's performance.

Role of Compensation Committee

        The role of the Compensation Committee is to oversee the executive compensation philosophy and structure. Moreover, it is also to review and approve compensation levels for the senior executives of the company. In doing so, the Committee will from time to time review external market information. The Committee uses peer group data to provide competitive market information on executive compensation design and practices as well as competitive rates of compensation. Specifically, we use the peer group:

  •
  as an input in establishing base salaries, annual incentive targets, and long-term incentive awards

  •
  to assess the form and mix of equity awarded to our executive officers, including our named executive officers

  •
  to assess the competitiveness of target total direct compensation

  •
  as an input in designing annual and long-term incentive plans

  •
  to evaluate share utilization by reviewing overhang levels and annual run rate

        To determine the peer group each year, the Committee considers companies with the following characteristics: are financial services companies; are of reasonably similar size based on revenue and market capitalization; compete with us for talent; have similar customers (for example, merchants and financial institutions); and have executive positions similar in breadth, complexity and scope of responsibility. The Committee reviews and makes as-needed adjustments to the peer group annually to ensure that the chosen group continues to meet the relevant criteria. In 2015, the Committee's only change to the peer group was the removal of Moneygram International because of its small market capitalization relative to ours.

        For 2015, the peer group was composed of the following 16 companies:

Alliance Data Systems Euronet Worldwide FleetCor Technologies Jack Henry & Associates Total System Services WEX	Broadridge Financial Solutions Fidelity National Information Services Global Payments Neustar Verifone Systems, Inc.	DST Systems Fiserv Heartland Payment Systems Paychex Western Union

        In general, we use the median of the peer group data as the primary point of reference when assessing the competitiveness of our named executive officers' compensation and establishing base salaries, annual incentive targets, and long-term incentive targets, and the target total direct compensation of our named executive officers in 2015 fell between the 25th percentile and median of the peer group data and around the median of the survey data.

Tally Sheets

        The Compensation Committee reviewed tally sheets for the named executive officers in 2015 and expects to do so annually in the future. Tally sheets present the dollar amount of each element of the named executive officer's compensation package, as well as estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, death, disability, involuntary termination for cause, and voluntary or involuntary termination without cause.

        Tally sheets provide the Compensation Committee a comprehensive analysis of both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation as a means to assess whether the executive's compensation is reasonable. Although tally sheets are not used to benchmark total compensation with our peer group, the Compensation Committee considers total compensation paid to executives in our peer group in considering the reasonableness of our executives' compensation.

Other Matters Relating to Executive Compensation

Say On Pay Vote

        In 2015, our stockholders approved a non-binding advisory say-on-pay proposal at our 2015 Annual Meeting with over 99% of the votes cast voting in favor of that proposal. The Committee reviewed the results of the stockholder vote and intends to continue to monitor our current compensation structure and future votes to ensure that there is continued support for our pay programs among our stockholders.

Stock Ownership Guidelines

        The Board of Directors has established stock ownership guidelines for the Chief Executive Officer and the other executive officers equal to six times annual salary in the case of the Chief Executive Officer and three times annual salary for other executive officers. With certain exceptions, any shares owned by an executive officer (or shares received upon the exercise of options or vesting of restricted stock, less an amount to cover current tax liabilities) must be held by the executive officer until the relevant ownership multiple is reached. The guidelines were effective as of January 1, 2013 and apply to equity awards granted on or after January 1, 2013.

Securities Trading Policy; Prohibition on Pledging & Hedging

        Employees of the Company, including executive officers, are prohibited from: (1) engaging in short sales of Company securities; or (2) engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company's equity securities, on an exchange or in any other organized market. Executive officers and directors are also prohibited from pledging Company securities.

Compensation Risk Assessment

        With the assistance of its independent advisor, our Compensation Committee undertakes an annual review and risk assessment of our compensation policies and practices. Following the assessment conducted in 2015, we determined that the risks arising from the Company's compensation plans and practices are not reasonably likely to have a material adverse effect on the Company.

Equity Grant Procedures

        We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates. We grant annual equity awards in February of each year during our open trading window following the release of our prior year results.

Tax and Accounting Considerations

        We recognize a charge to earnings for accounting purposes for equity awards over their requisite service period. With respect to the tax deductibility of compensation, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1.0 million paid in any taxable year to its chief executive officer and certain other executive officers unless the compensation qualifies as "performance-based compensation" within the meaning of the Code. Under a special Section 162(m) exception, any compensation paid pursuant to a compensation plan in existence before our initial public offering will generally not be subject to the $1.0 million limitation until the earliest of: (i) the expiration of the compensation plan, (ii) a material modification of the compensation plan (as determined under Section 162(m)), (iii) the issuance of all the employer stock and other compensation allocated under the compensation plan, or (iv) the first meeting of stockholders at which directors are elected after the close of the third calendar year following the year in which the public offering occurs. Because our Section 162(m) exception will expire at the Annual Meeting unless stockholders approve the performance measures included in our 2012 Equity Incentive Plan, we are asking stockholders to approve those performance goals at the Annual Meeting. As a private company, we did not take the deductibility limit of Section 162(m) into consideration in setting compensation for our executive officers because Section 162(m) did not apply to us. As a public company, the Compensation Committee does consider the deductibility of compensation, but is fully authorized to approve compensation that may not be deductible when it believes that such payments are appropriate to attract and retain executive talent.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee Gary Lauer, Chair Kevin Costello David Karnstedt Jeffrey Stiefler

 EXECUTIVE COMPENSATION

2015 Summary Compensation Table

        The following table presents information regarding the compensation of our named executive officers during 2015, 2014 and 2013. The table includes values for contingent compensation such as granted but unvested, unearned or unpaid stock awards and unvested or unexercised stock options. The executives may never realize the value of certain items included in the column headed "Total," or the amounts realized may differ materially from those listed in the table. This table and the 2015 Grants of Plan-Based Awards table should be read together and in conjunction with our Compensation Discussion & Analysis.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Charles Drucker	2015	803,077	—	1,749,970	1,749,995	1,900,000	91,665	6,294,707
Chief Executive Officer and President	2014	800,000	—	1,499,972	1,499,997	1,375,000	47,756	5,222,725
	2013	788,462	—	1,249,987	1,249,998	850,000	11,475	4,149,922
Mark Heimbouch	2015	549,175	—	4,749,950	499,991	900,000	11,700	6,710,816
Senior Executive Vice President and	2014	466,200	—	659,982	439,995	435,000	12,955	2,014,132
Chief Operating & Financial Officer	2013	461,077	—	659,971	439,994	315,000	11,475	1,887,517
Royal Cole	2015	398,140	—	2,909,883	339,999	450,000	11,700	4,109,722
Group President, Merchant &	2014	386,580	—	449,976	299,999	320,000	12,889	1,469,444
Financial Institution Services	2013	385,560	—	455,967	303,994	250,000	11,475	1,406,996
Kimberly Martin(5)	2015	281,544	350,000	1,419,933	179,996	300,000	49,752	2,585,917
Chief Human Resource Officer
Matt Taylor(6)	2015	380,140	—	3,509,957	339,999	460,000	11,700	4,701,796
Group President, Integrated
Payments & Emerging Channels

(1)
Represents the aggregate grant date fair value of stock- based awards granted during the year indicated computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718 ("ASC Topic 718") utilizing the assumptions discussed in Note 13—Share-Based Compensation Plans to our audited financial statements for the fiscal year ended December 31, 2015 included on our Annual Report on Form 10-K as filed with the SEC on February 10, 2016 (the "2015 Form 10-K"), without regard to estimated forfeitures related to service-based vesting conditions. Stock awards in 2015 consisted of performance shares for the CEO and a combination of performance shares, restricted stock and restricted stock units (RSUs) for the other named executive officers. Aggregate grant date fair value for restricted stock and RSU awards represents the closing stock price on the grant date. Aggregate grant date fair value for performance share awards is based on target performance, which was the probable outcome of the performance conditions as of the grant date. Assuming the maximum level of performance under the performance share awards were to be achieved (200% of the target for those performance awards which were not special equity awards), the aggregate grant date fair value of the performance shares would be as follows for each of the named executive officers:

Name	Grant Date Fair Value of Performance Shares (as set forth in table above) ($)	Value of Performance Shares Assuming Maximum Performance ($)
Charles Drucker	1,749,970	3,499,940
Mark Heimbouch	2,499,984	2,999,980
Royal Cole	1,539,937	1,879,922
Kimberly Martin	179,972	359,944
Matt Taylor	1,839,974	2,179,959

  The named executive officers may never realize any value from the performance shares, and to the extent they do, the amounts realized may have no correlation to the amounts reported above.

(2)
Represents the aggregate grant date fair value of stock options granted during the year indicated. The grant date fair value of stock option awards was determined using the Black-Scholes option pricing model in accordance with FASB ASC Topic 718 utilizing the assumptions discussed in Note 13—Share-Based Compensation Plans to our audited financial statements included in our 2015 Form 10-K.

(3)
Represents annual incentive payouts under the VC Plan. For additional information about the 2015 VC Plan and individual awards, see the Grants of Plan-Based Awards Table and the Compensation Discussion & Analysis.

(4)
The following table contains a breakdown of the compensation and benefits included in All Other Compensation for 2015.

Name	401(k) Match ($)	Corporate Aircraft Usage ($)(a)	Housing Allowance ($)
Charles Drucker	11,700	79,965	—
Mark Heimbouch	11,700	—	—
Royal Cole	11,700	—	—
Kimberly Martin	9,502	—	40,250
Matt Taylor	11,700	—	—

(a)
Represents the aggregate incremental costs primarily attributable to the CEO's commuting between his out-of-state residence and our corporate headquarters, based upon the average hourly variable costs of operating the aircraft during 2015.
(5)
Ms. Martin joined the Company and became a named executive officer in 2015.

(6)
Mr. Taylor joined the Company in 2014 and became a named executive officer in 2015.

2015 Grants of Plan-Based Awards Table

        The following table shows grants of plan-based awards to the named executive officers during 2015.

								All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)
		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Grant Date Fair Value of Stock and Option Awards(5) ($)
										Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
C. Drucker
VC	2/24/15	—	$1,200,000	$1,920,000
Performance Shares	2/24/15				23,585	47,169	94,338	—			$1,749,970
Stock Options	2/24/15								158,514	$37.10	$1,749,995
M. Heimbouch
VC		—	$575,000	$920,000
Performance Shares	2/24/15				—	53,908	53,908				$1,999,987
Performance Shares	2/24/15				6,739	13,477	26,954				$499,997
Stock Options	2/24/15								45,289	$37.10	$499,991
Restricted Stock	2/24/15							53,908			$1,999,987
Restricted Stock	2/24/15							6,738			$249,980
R. Cole
VC		—	$300,060	$480,096
Performance Shares	2/24/15				4,582	9,164	18,328				$339,984
Performance Shares	10/26/15				—	25,569	25,569				$1,199,953
Stock Options	2/24/15								30,797	$37.10	$339,999
Restricted Stock	2/24/15							4,582			$169,992
Restricted Stock	10/26/15							25,569			$1,199,953
K. Martin
VC		—	$167,750	$268,400
Performance Shares	2/24/15				2,426	4,851	9,702				$179,972
Stock Options	2/24/15								16,304	$37.10	$179,996
RSUs(6)	2/9/15							32,276			$1,149,991
Restricted Stock	2/24/15							2,425			$89,968
M. Taylor
VC		—	$300,000	$480,000
Performance Shares	2/24/15				—	40,431	40,431				$1,499,990
Performance Shares	2/24/15				4,582	9,164	18,328				$339,984
Stock Options	2/24/15								30,797	$37.10	$339,999
Restricted Stock	2/24/15							40,431			$1,499,990
Restricted Stock	2/24/15							4,582			$169,992

(1)
Represents the range of possible payouts that could have been earned under the Variable Compensation Plan, or VC Plan, for 2015. The target amounts represent the potential payout if Company performance meets the target goals established at the beginning of the year. The maximum amounts assume the Company achieved the maximum performance level, which would result in payout at 160% of target, subject to modification based on performance against individual goals as discussed in the Compensation Discussion & Analysis. If threshold performance is not achieved, there would be no payouts under the VC Plan. Actual payout amounts under the 2015 VC Plan are included in the Non- Equity Incentive Plan Compensation column of the 2015 Summary Compensation Table.

(2)
Represents possible future payouts of common stock underlying performance shares granted in 2015. The PSUs will vest, if at all, on the third anniversary of the grant date. The actual number of shares of Class A common stock to be issued and the ultimate value of those shares will be determined at the conclusion of the three-year period ending December 31, 2017 and our stock price on the vesting date. If the threshold performance goals are not met at the end of the three-year period, no awards will be paid out.

(3)
The restricted stock or, in the case of Ms. Martin, RSUs, vests in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to continued employment on each such date.

(4)
The options vest in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to continued employment on each such date.

(5)
Represents the aggregate grant date fair value of equity awards granted in 2015 in accordance with FASB ASC Topic 718, excluding the estimated effect of forfeitures.

(6)
These RSUs represent Ms. Martin's new hire grant.

Outstanding Equity Awards at Fiscal Year-End 2015

        The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2015.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options— Exercisable (#)		Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
C. Drucker
	2/27/2013										113,894	(6)	$5,400,853
	2/27/2013	88,028		88,028	(2)	$21.95	2/27/2023
	2/18/2014										96,710	(7)	$4,585,988
	2/18/2014	41,345		124,035	(3)	$31.02	2/18/2024
	2/24/2015										47,169	(8)	$2,236,754
	2/24/2015	—		158,514	(4)	$37.10	2/24/2025
M. Heimbouch
	2/27/2013										40,090	(6)	$1,901,068
	2/27/2013	30,985		30,985	(2)	$21.95	2/27/2023	5,011	(9)	$237,622
	2/18/2014							5,319	(10)	$252,227
	2/18/2014										28,368	(7)	$1,345,211
	2/18/2014	12,127		36,384	(3)	$31.02	2/18/2024
	2/24/2015							6,738	(11)	$319,516
	2/24/2015							53,908	(12)	$2,556,317
	2/24/2015										13,477	(8)	$639,079
	2/24/2015										53,908	(13)	$2,556,317
	2/24/2015	—		45,289	(4)	$37.10	2/24/2025
R. Cole
	2/27/2013							3,462	(9)	$164,168
	2/27/2013										27,698	(6)	$1,313,439
	2/27/2013	—		21,408	(2)	$21.95	2/27/2023
	2/18/2014							3,627	(10)	$171,992
	2/18/2014										19,342	(7)	$917,198
	2/18/2014	8,269		24,807	(3)	$31.02	2/18/2024
	2/24/2015							4,582	(11)	$217,278
	2/24/2015										9,164	(8)	$434,557
	10/26/2015							25,569	(14)	$1,212,482
	10/26/2015										25,569	(15)	$1,212,482
	2/24/2015	—		30,797	(4)	$37.10	2/24/2025
K. Martin
	2/9/2015							32,276	(16)	$1,530,528
	2/24/2015							2,425	(11)	$114,994
	2/24/2015										4,851	(6)	$230,034
	2/24/2015	—		16,304	(4)	$37.10	2/24/2025
M. Taylor
	7/12/2011	13,899	(5)	—		$11.73	7/21/2021
	7/12/2011	20,849	(5)	—		$10,18	7/21/2021
	9/9/2013	104,584	(5)	104,598	(5)	$16.79	9/9/2023
	2/24/2015							4,582	(11)	$217,278
	2/24/2015							40,431	(17)	$1,917,238
	2/24/2015										9,164	(6)	$434,557
	2/24/2015										40,431	(18)	$1,917,238
	2/24/2015	—		30,797	(4)	$37.10	2/24/2025

(1)
Market value is based on the December 31, 2015 per share closing price of $47.42 of our Class A common stock on the NYSE. The ultimate value realized will depend on our stock price on the actual vesting date and, with respect to PSUs, the actual number of shares earned.

(2)
The options granted on February 27, 2013 vest in four equal annual installments beginning one year from such grant date. There were no stock option grants prior to 2013.

(3)
The options granted on February 18, 2014 vest in four equal annual installments beginning one year from such grant date.

(4)
The options granted on February 24, 2015 vest in four equal annual installments beginning one year from such grant date.

(5)
These options were granted to Mr. Taylor by his prior employer, Mercury Payment Systems, LLC ("Mercury") and assumed by the Company at the closing of the acquisition of Mercury.

(6)
Based on the Company's performance through year three of the three-year performance period ending December 31, 2015. This represents 200% of the target number of PSUs granted on February 27, 2013, which is equal to the actual number of PSUs that vested on February 27, 2016 based on performance through the three-year performance period ending December 31, 2015.The actual value of the shares that vested was based on the Company's stock price as of the February 27, 2016 vesting date, which was $52.17. There were no grants of PSUs prior to 2013.

(7)
Based on the Company's performance through year two of the three-year performance period ending December 31, 2016. This represents 200% of the target number of PSUs granted on February 18, 2014. The actual number of PSUs that vest on February 18, 2017 will be based on performance over the three-year period ending December 31, 2016, and the actual value of any shares that vest will be based on our Company's stock price on the vesting date.

(8)
Represents the target number of performance shares granted on February 24, 2015, which vest, if at all, on February 24, 2018. The actual number of shares of Class A common stock to be issued (from 0% of target up to 200% of target) and the actual value of those shares will be determined based on the Company's performance over the three-year period ending December 31, 2017 and our stock price on the vesting date.

(9)
The RSUs granted on February 27, 2013 vest in four equal annual installments beginning one year from such grant date.

(10)
The RSUs granted on February 18, 2014 vest in four equal annual installments beginning one year from such grant date.

(11)
The restricted stock granted on February 24, 2015 vests in four equal annual installments beginning one year from such grant date.

(12)
This restricted stock represents one component of Mr. Heimbouch's special equity award and such restricted stock vests in equal installments on August 31, 2017 and August 31, 2018, subject to continued employment on each such date.

(13)
These performance shares represent one component of Mr. Heimbouch's special equity award and such performance shares vest, if at all, in equal installments on (1) August 31, 2017 if the relevant 2016 performance goal is achieved; and (2) August 31, 2018 if the relevant 2017 performance goal is achieved, subject to continued employment on each such date.

(14)
This restricted stock represents one component of Mr. Cole's special equity award and such restricted stock vests in equal installments on the second and third anniversaries of the grant date, subject to continued employment on each such date.

(15)
These performance shares represent one component of Mr. Cole's special equity award and such performance shares vest, if at all, in equal installments on (1) the later of December 31, 2017 and when the Company certifies that the relevant 2017 performance goal is achieved; and (2) the later of December 31, 2018 and when the Company certifies that the relevant 2018 performance goal is achieved, subject to continued employment on each such date.

(16)
These RSUs represent Ms. Martin's new- hire grant and such RSUs vest in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to continued employment on each such date.

(17)
This restricted stock represents one component of Mr. Taylor's special equity award and such restricted stock vests in equal installments on August 31, 2017 and August 31, 2018, subject to continued employment on each such date.

(18)
These performance shares represent one component of Mr. Taylor's special equity award and such performance shares vest, if at all, in equal installments on (1) August 31, 2017 if the relevant 2016 performance goal is achieved; and (2) August 31, 2018 if the relevant 2017 performance goal is achieved, subject to continued employment on each such date.

Option Exercises and Stock Vested in 2015

        The table below shows the number of shares of Class A common stock acquired by our named executive officers during 2015 upon the exercise of options and the vesting of restricted stock awards, in each case before payment of applicable withholding taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
C. Drucker	—	—	402,377	15,684,655
M. Heimbouch	—	—	97,196	3,782,490
R. Cole	21,408	803,870	51,063	1,963,503
K. Martin	—	—	—	—
M. Taylor	—	—	—	—

No Pension Benefits

        In the year ended December 31, 2015, our named executive officers received no pension benefits and had no accumulated pension benefits.

No Nonqualified Deferred Compensation

        In the year ended December 31, 2015, our named executive officers received no nonqualified deferred compensation and had no deferred compensation balances.

Employment Arrangements and Severance Benefits

Offer Letters

        Either in connection with our initial public offering or at their respective time of hire, we entered into offer letters with each of our executive officers, including the named executive officers. Pursuant to these offer letters, each named executive officer receives an annual base salary and is eligible to receive awards under our short-term and long-term incentive programs and to participate in the Vantiv, LLC Executive Severance Plan (described below).

Executive Severance Plan

        We adopted the Vantiv, LLC Executive Severance Plan, or Severance Plan, in March 2012 in connection with our initial public offering, and we amended and restated the Severance Plan in November 2015. Each of our named executive officers participates in the Severance Plan. Pursuant to the Severance Plan, our executive officers and certain, designated senior officers are eligible to receive severance payments upon termination without cause or, with respect to our Chief Executive Officer only, resignation for good reason, subject to signing a release of claims and compliance with continuing obligations of confidentiality and non-disparagement, and continuing obligations of non-competition, non-solicitation, and no-hire for one year after termination. No benefits are payable under the terms of the Severance Plan if the Company terminates any named executive officer for cause or such named executive officer voluntarily resigns.

        The Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among our executive and senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the attraction and retention of highly skilled executives by protecting them from the short term economic consequences associated with unexpected termination of employment in the absence of cause.

  Severance Benefits

        Upon involuntary termination of Mr. Drucker without cause or his resignation for good reason (each as defined below), Mr. Drucker would be entitled to (a) one and one-half times (1.5x) the sum of his base salary plus target bonus for the year of termination, (b) a lump sum equal to his current performance bonus, based on actual performance, for the year of termination, pro rated for the number of months of the year he is employed by the Company, and (c) the premium cost of coverage under medical and dental plans for 24 months at the same rate we contribute to premium cost for active executives. If we terminate Mr. Drucker's employment without cause or he terminates his employment with good reason (each as defined below) in the 24 months following a change of control (the "Change of Control Period"), then Mr. Drucker would be entitled to (a) a lump sum payment equal to two times (2x) the sum of his base salary plus target bonus for the year of termination, (b) a lump sum payment equal to his current target performance bonus for the year of termination, pro rated for the number of months of the year he is employed by the Company, pro rated for the number of months of the year he is employed by the Company, and (c) the premium cost of coverage under medical and dental plans for 24 months at the same rate we contribute to premium cost for active executives.

        Upon involuntary termination of the other named executive officers without cause (as defined below), such executive officer would be entitled to (a) a lump sum payment equal to one times (1x) the sum of his or her base salary plus target bonus for the year of termination and (b) a lump sum equal to his or her current performance bonus, based on actual performance, for the year of termination, pro rated for the number of months of the year he or she is employed by the Company. If we terminate a named executive officer's employment without cause or he or she terminates his or her employment with good reason (each as defined below) during the Change of Control Period, then such named executive officer would be entitled to (a) a lump sum payment equal to two times (2x) the sum of his or her base salary plus target bonus for the year of termination and (b) a lump sum equal to his or her current target performance bonus for the year of termination, pro rated for the number of months of the year he or she is employed by the Company.

  Definitions

        Under the Severance Plan, "cause" generally means that we have determined that any or more than one of the following has occurred: (i) gross negligence or willful misconduct of a material nature in connection with the performance of duties; (ii) indictment or conviction for or has pleaded guilty to a felony; (iii) non-de minimis intentional act of fraud, dishonesty or misappropriation (or attempted appropriation) of our funds or property (including those of any of our affiliates); (iv) we (or any parent or subsidiary) is ordered or directed by a federal or state regulatory agency to terminate or suspend such participant's employment; (v) violation of a non-competition agreement after written notice from the Board of Directors to cease such activity, and the Board of Directors determines activity is materially harmful to us and our affiliates; (vi) breach of any material obligation of the offer letter; (vii) breach of fiduciary duties as officer or director; or (viii) continued failure or refusal after written notice from the Board of Directors to implement or follow the direction of the board of directors or our chief executive officer.

        "Good reason" generally means: (i) material diminution in nature or scope of responsibilities, duties or authorities; (ii) material diminution in base salary or annual bonus potential, other than as part of across-the- board reduction that results in proportional reduction to such participant equal to that of other senior executives; (iii) removal from, or failure to continue in, current position, unless such participant is offered another executive position which is no less favorable than such participant's current position in terms of compensation; (iv) any requirement that the participant take any action or omit to take any action, which if taken or omitted to be taken would require the participant to resign in order to comply with applicable law; or (v) relocation of such executive officer's principal office to a location more than 50 miles from the current office provided the move in office location results in an increase in such executive officer's commute.

Equity Awards

        In connection with equity awards our executives enter into equity award agreements that provide for acceleration of vesting or acceleration of forfeiture upon certain events. Different provisions apply to awards granted before our initial public offering and awards granted after our initial public offering. For awards granted prior to our initial public offering, our equity award agreements provide for acceleration of vesting upon a change in control (commonly referred to as "single trigger" vesting). For awards granted after our initial public offering, our equity award agreements provide for "double trigger" vesting upon a change in control. This means that if an award remains outstanding following a change in control, such as if the acquiring company assumes the award or grants a replacement award, vesting would be accelerated in accordance with the respective award agreement only if the executive is terminated without cause or resigns for good reason following the change in control. Awards granted after our initial public offering also contain provisions that provide for accelerated vesting upon certain other termination events outside of the change in control context, including terminations without cause or for good reason (performance share units), death or disability (restricted stock units, performance share units, and stock options), and retirement (performance share units). See the section titled "Potential Payments upon Termination or Change in Control" for additional information about the terms of our outstanding equity awards and amounts payable under various termination scenarios.

Non-Competition, Non-Solicitation and Confidentiality

        Each of our executive officers, including our named executive officers, has entered into non-competition, non-solicitation and confidentiality agreements with us. Pursuant to such agreements, each executive officer has agreed not to compete with us for a specified period following such executive officer's date of termination. In addition, each executive officer may not solicit any of our employees during the term of his or her employment or for a specified period thereafter or disclose any confidential information provided by our employment.

Potential Payments upon Termination or Change in Control

        The table below reflects the estimated amount of compensation payable to our named executive officers assuming their employment had terminated on December 31, 2015 under the circumstances indicated. In the table, the equity award amounts shown represent the value of unvested restricted stock, stock options, RSUs and PSUs that would vest under the various scenarios, as applicable, in each case based on the closing price of our Class A common stock of $47.42 on December 31, 2015.

        Cash severance consists of base salary and annual incentive compensation under our VC Plan. The treatment of cash severance, under all termination scenarios, is dictated by the Severance Plan. The Severance Plan does not provide for cash severance in the event of termination of employment due to death, disability, retirement, voluntarily resignation for any reason other than for good reason, or termination for Cause. The treatment of equity-based awards, under all termination scenarios, is dictated by the 2012 Equity Incentive Plan and the terms of the applicable award agreement. These award agreements, with the exception of shares of restricted stock relating to awards granted prior to our IPO, provide for "double-trigger" vesting, meaning that a change in control alone, without a related termination of employment, will not give rise to any change in control payments provided that the award is assumed or replaced with a substitute award in the change in control transaction. As a result, amounts reflected for termination after change in control assume involuntarily termination by the Company without cause or resignation for good reason in connection with a change in control.

        In the event of termination by the Company without cause or by the executive with good reason following a change in control, all unvested restricted stock and RSUs and stock options would immediately become vested. If a named executive officer is terminated without cause or terminates his employment for good reason (other than in connection with a change in control), all unvested restricted stock, RSUs and stock options would be forfeited, except that Mr. Drucker would vest in that number of shares of restricted stock that would have vested during the 18 months following such termination without cause or resignation for good reason.

        In the event of a change in control, unvested performance shares and PSUs would vest and convert to time-based restricted stock that cliff vests following completion of the performance period. Vesting would be at the greater of target or projected actual performance at the time of the change in control. If a named executive officer is terminated without cause or resigns with good reason following the change in control, or dies or becomes disabled, the restricted stock would vest immediately.

        In the event of a termination due to death or disability, all unvested restricted stock would be forfeited, all unvested RSUs and stock options would vest in full, and unvested performance shares and PSUs would vest at a target level of performance with a pro-rata reduction based on the number of completed months of the performance period. In the event of an eligible-retirement, all unvested restricted stock, RSUs and stock options would be forfeited, and unvested performance shares and PSUs would be paid out following the performance period based on actual performance and the number of months employed during the performance period. As of December 31, 2015, none of our named executive officers were retirement-eligible.

        For further details about the post-termination amounts shown in the following table, see the footnotes to the table and the respective discussions above.

Name and Benefits	Termination Without Cause / Resignation For Good Reason	Termination After Change in Control	Upon Change in Control	Retirement(1)	Death or Disability
C. Drucker
Cash Severance(2)	$4,904,615	$5,206,154	$—	$—	$—
Stock Options(3)	—	5,912,112	—	—	5,912,112
Restricted Stock	—	—	—	—	—
Performance Shares/Units(4)	—	12,223,596	—	—	7,675,101
Restricted Stock Units(6)	—	—	—	—	—
Benefits(5)	37,501	37,501	—	—	—
Total Estimated Value	$4,942,116	$23,379,363	$—	$—	$13,587,213
M. Heimbouch
Cash Severance(2)	$2,024,175	$2,823,349	$—	$—	$—
Stock Options(3)	—	1,853,294	—	—	1,853,294
Restricted Stock	—	2,875,833	—	—	—
Performance Shares/Units(4)	—	6,441,675	—	—	2,464,070
Restricted Stock Units(6)	—	489,849	—	—	489,849
Benefits(5)	—	—	—	—	—
Total Estimated Value	$2,024,175	$14,484,000	$—	$—	$4,807,213
R. Cole
Cash Severance(2)	$1,148,200	$1,696,460	$—	$—	$—
Stock Options(3)	—	1,269,922	—	—	1,269,922
Restricted Stock	—	1,429,760	—	—	—
Performance Shares/Units(4)	—	3,877,676	—	—	328,940
Restricted Stock Units(6)	—	336,160	—	—	336,160
Benefits(5)	—	—	—	—	—
Total Estimated Value	$1,148,200	$8,609,978	$—	$—	$1,935,022
K. Martin
Cash Severance(2)	$753,986	$1,075,723	$—	$—	$—
Stock Options(3)	—	168,257	—	—	168,257
Restricted Stock	—	114,994	—	—	—
Performance Share Units(4)	—	230,034	—	—	76,678
Restricted Stock Units(6)	—	1,530,528	—	—	1,530,528
Benefits(5)	—	—	—	—	—
Total Estimated Value	$753,986	$3,119,536	$—	$—	$1,775,463
M. Taylor
Cash Severance(2)	$1,140,140	$1,660,280	$—	$—	$—
Stock Options(3)	—	3,521,662	—	—	3,521,662
Restricted Stock	—	2,134,516	—	—	—
Performance Shares/Units(4)	—	2,351,795	—	—	783,932
Restricted Stock Units(6)	—	—	—	—	—
Benefits(5)	—	—	—	—	—
Total Estimated Value	$1,140,140	$9,668,253	$—	$—	$4,305,594

(1)
As of December 31, 2015, none of the named executive officers met the requirements of "Retirement." Retirement means voluntary termination of employment after reaching age (i) 65 or

  (ii) 55 with at least 5 years of completed service. Performance share units are subject to payout following completion of the performance period based on actual performance, pro-rated for completed months of service during the performance period in the event of an eligible retirement. Stock options, restricted stock, and restricted stock units do not provide for acceleration of vesting upon an eligible retirement and therefore would be forfeited even if the employee met the requirements of "Retirement" at the time of his or her termination of employment. Cash severance is not provided upon Retirement.

(2)
Represents amounts payable pursuant to the Severance Plan. If the termination is outside of a change in control, consists of an amount equal to (a) a lump sum payment equal to one and one-half times (1.5x) the sum of base salary plus target bonus for the year of termination for the CEO (one times (1x) for the other named executive officers) and (b) a lump sum payment equal to current performance bonus, based upon actual achievement, for the year of termination, pro rated for the number of months of the year he or she is employed by the Company during such year. If the termination is in connection with a change in control, consists of an amount equal to (a) a lump sum payment equal to two times (2x) the sum of base salary plus target bonus for the year of termination and (b) a lump sum payment equal to current performance bonus, at target, for the year of termination, pro rated for the number of months of the year he or she is employed by the Company during such year. See "Employment Agreements and Severance Benefits—Severance Plan" for further discussion.

(3)
Represents the value of stock options that would vest, calculated by multiplying the number of options by the spread between the exercise price and the closing price of our Class A common stock on December 31, 2015 of $47.42.

(4)
Termination after Change in Control amounts assume the Change in Control transaction successor assumes the PSUs on similar contractual and financial terms. For the PSUs granted on February 27, 2013, based on the Company's performance through year three of the three-year performance period ending December 31, 2015, the amount assumes the PSUs vest at 200% of target multiplied by $47.42. For the PSUs granted on February 18, 2014, based on the Company's performance through year two of the three-year performance period ending December 31, 2016, the amount assumes the PSUs will vest at 200% of target multiplied by $47.42. For the Performance Shares granted on February 24, 2015, the amount assumes the PSUs will vest at 100% of target multiplied by $47.42. For Death or Disability, the amount represents the target number of PSUs multiplied by $47.42, pro-rated based on 36 completed months of the 36 month performance period for the PSUs granted in 2013, and 24 completed months of the 36 month performance period for the PSUs granted in 2014 and 12 completed months of the 36 month performance period for the PSUs granted in 2015.

(5)
For Mr. Drucker, this amount represents the estimated cost to the Company of continued premium payments for coverage under medical and dental plans for 24 months. Each of the other named executive officers is entitled to COBRA benefits.

(6)
Represents the value of RSUs that would vest, calculated by multiplying the number of RSUs by $47.42.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

        We have adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees, executive officers or their immediate family members, (ii) any 5% record or beneficial owner of our common stock or (iii) any immediate family member of any person specified in (i) and (ii) above.

        As set forth in the related person transaction policy, in the course of its review and approval of a related party transaction, the committee will consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the availability of other sources of comparable products or services;

  •
  the material terms of the transaction; and

  •
  the importance of the transaction to us.

        Only those related person transactions that are determined to be in (or not inconsistent with) our best interests are permitted to be approved.

Related Person Transactions

        We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        Compensation arrangements for our directors and named executive officers are described elsewhere in this proxy statement. The agreements described below that were entered into prior to or in connection with our initial public offering were approved by our Board of Directors prior to the adoption of the policy described above.

Our Organizational Structure

        Our organizational structure allows Fifth Third Bank to retain equity ownership in Vantiv Holding, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of units. As the managing member and majority unitholder of Vantiv Holding, we operate and control the business and affairs of Vantiv Holding, subject to the Fifth Third consent rights in our amended and restated certificate of incorporation and the Amended and Restated Vantiv Holding Limited Liability Company Agreement as described below. Fifth Third Bank from time to time may acquire an economic interest in Vantiv, Inc. by exercising its put right and acquiring Class A common stock pursuant to the Exchange Agreement, as described below. Fifth Third also holds shares of our Class B common stock and an equal number of Class B units of Vantiv Holding. The Class B common stock only carries voting rights and the right for Fifth Third to appoint a certain number of directors; it carries no economic rights. The total value and voting power of the Class A common stock and the Class B common stock that Fifth Third holds (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) is limited to 18.5% of all Class A common stock (and preferred stock entitled to vote with the Class A common stock, if we issue any in the future) and Class B common stock at any one time, other than in connection with a stockholder vote with respect to a change of control, in which event Fifth Third has the right to that full number of votes equal to the number of shares of Class A common stock and Class B common stock it owns. Fifth Third is also entitled to elect a number of directors equal to the percentage of the voting power of all of our outstanding common stock represented by the Class B common stock held by Fifth Third but not exceeding 18.5% of the Board of Directors.

        Pursuant to our amended and restated certificate of incorporation, the Exchange Agreement and the Amended and Restated Vantiv Holding Limited Liability Company Agreement, the capital structure of Vantiv, Inc. and Vantiv Holding generally replicate one another and customary antidilution mechanisms maintain a one-for-one exchange ratio between the units of Vantiv Holding and the Vantiv, Inc. common stock, among other things.

        The unitholders of Vantiv Holding, including Vantiv, Inc. will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Vantiv Holding. Net profits and net losses of Vantiv Holding will generally be allocated to its unitholders (including Vantiv, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests.

        The Amended and Restated Vantiv Holding Limited Liability Company Agreement provides for cash distributions, which we refer to as "tax distributions," pro rata to the holders of its units if Vantiv, Inc., as the majority unitholder of Vantiv Holding, determines that the taxable income of Vantiv Holding will give rise to taxable income for a unitholder. Generally, these tax distributions will be computed based on an estimate of the net taxable income of Vantiv Holding allocable to a holder of its units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state or local income tax rate prescribed for a corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). Tax distributions will be made only to the extent all distributions from Vantiv Holding for the relevant year were insufficient to cover such tax liabilities and are subject to certain Fifth Third Bank consent rights set forth in the Amended and Restated Vantiv Holding Limited Liability Company Agreement. Vantiv Holding paid aggregate tax distributions to or on behalf of its equity holders, including Fifth Third Bank of $12.9 million, $22.9 million and $41.2 million, respectively, for the years ended December 31, 2015, 2014 and 2013, pursuant to the terms of the Amended and Restated Vantiv Holding Limited Liability Company Agreement.

        Vantiv Holding is permitted under the Amended and Restated Vantiv Holding Limited Liability Company Agreement to make payments to us that are required under the Exchange Agreement and the Advancement Agreement, which allows us to make payments under our tax receivable agreement related to the NPC NOLs, make payments under our other tax receivable agreements to the extent not covered by payments made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement, make payments required under the Exchange Agreement, pay our franchise taxes and cover our reasonable administrative and corporate expenses, which includes substantially all expenses incurred by or attributable to Vantiv, Inc.

Exchange Agreement

        We, Vantiv Holding and Fifth Third Bank are parties to the Exchange Agreement, under which Fifth Third Bank (or certain permitted transferees of Fifth Third Bank's Class B units in Vantiv Holding or of the Warrant) has the right, subject to the terms of the Exchange Agreement, from time to time to exchange its Class B units or Class C non-voting units in Vantiv Holding for shares of our Class A common stock or, at our option, cash. If we choose to satisfy the exchange in cash, the price per Class B unit or Class C non-voting unit will be equal to the volume weighted average price per share on the listed exchange of Class A common stock for the 15 trading days preceding the delivery of the exchange notice. In addition, upon a change of control (as defined in the Exchange Agreement), we will have the right to (i) exchange all Class B units and Class C non-voting units held by Fifth Third Bank for Class A common stock of Vantiv, Inc. on a one-for-one basis, or (ii) deliver cash consideration to Fifth Third Bank equal to the fair market value of such securities.

        Fifth Third has a right to put its Class B units of Vantiv Holding to Vantiv, Inc. at any time, limited to tranches of less than 18.5% of the Class A common stock and so long as Fifth Third Bank will not, as a result of exercising the put, hold more than 18.5% of the total value and voting power of the Class A common stock, the Class B common stock and other capital stock (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) at any one time. Other than the foregoing limitations, there are no limits on sequential puts so long as the units being put represent more than 2% of the aggregate outstanding units of Vantiv Holding. If units being exchanged represent less than 2% of the aggregate outstanding units of Vantiv Holding, in addition to the foregoing limitations, the put rights may only be exercised once per calendar quarter and only upon 60 days prior notice (which has not been revoked prior to ten business days before the proposed date of exchange). The foregoing limitations do not apply to any exercise of Fifth Third Bank's (or its permitted transferees') right to put its Class B units in the case of a change of control or Rule 13e-3 transaction, each as defined in the Exchange Agreement.

        The Exchange Agreement also provides that if the Warrant that is held by Fifth Third Bank for Class C non-voting units is exercised by a third party that is not Fifth Third Bank or any of its affiliates, then immediately following the issuance of Class C non-voting units, such non-voting units will be exchanged for, at our option, cash or an equal number of shares of Class A common stock.

        Any expenses incurred as a result of any exchange are paid by Fifth Third Bank, except we (and Vantiv Holding) are required to pay any transfer taxes, stamp taxes or duties or similar taxes in connection with any exchange.

        Additionally, under the Exchange Agreement, we and Fifth Third Bank and its affiliates are prohibited from taking any action without the prior written consent of the other party that would cause Fifth Third Bank and its affiliates to own more than 18.5% of the total value and voting power of the Class A common stock and the Class B common stock (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding), other than in connection with a stockholder vote with respect to a change of control.

Tax Receivable Agreements

        We are party to two tax receivable agreements with Fifth Third Bank. One provides for the payment by us to Fifth Third Bank of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize as a result of the increases in tax basis that may result from the purchase of Vantiv Holding units from Fifth Third Bank or from the future exchange of units by Fifth Third Bank for cash or shares of our Class A common stock, as well as the tax benefits attributable to payments made under such tax receivable agreement. Any actual increase in tax basis, as well as the amount and timing of any payments under the agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, and the amount and timing of our income. The other tax receivable agreement provides for the payment by us to Fifth Third Bank of 85% of the amount of cash savings according to Fifth Third Bank's respective ownership interests in Vantiv Holding immediately prior to our initial public offering, if any, in U.S. federal, state, local and foreign income tax that NPC Group, Inc., or National Processing Company, our wholly-owned subsidiary actually realizes as a result of its use of its NOLs and other tax attributes. The payments we will be required to make under these tax receivable agreements could be substantial.

        On October 23, 2015, we entered into a tax receivable purchase addendum with Fifth Third to terminate a portion of its obligations owed to Fifth Third under the tax receivable agreements in exchange for a payment by us of approximately $49 million to Fifth Third to settle approximately $140 million of obligations. As of December 31, 2015, we recorded a liability of approximately $833.1 million associated with the Fifth Third Bank tax receivable agreements. We will incur additional liabilities in connection with any future purchases by us of units in Vantiv Holding from Fifth Third Bank or from the future exchange of units by Fifth Third Bank for cash or shares of our Class A common stock, which we cannot quantify at this time and which could be significant. It is possible that future transactions or events, including changes in tax rates, could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments. The payments under the tax receivable agreements are not conditioned upon the continued ownership of us or Vantiv Holding by Fifth Third Bank. The first contractually obligated payment under the Fifth Third Bank tax receivable agreements was paid during January of 2014 in the amount of approximately $8.6 million, with a subsequent payment in the amount of approximately $22.8 million made during January 2015. Additionally, we made a payment under the TRA obligations of approximately $53.5 million in January 2016.

        We are also a party to a tax receivable agreement with shareholders of Mercury Payment Systems, LLC ("Mercury") as part of our acquisition of Mercury 2014. On July 24, 2015, we entered into a repurchase addendum to this tax receivable agreement, pursuant to which we made cash payments to the Mercury shareholders in exchange for the termination of certain of our obligations under the tax receivable agreement. Matt Taylor, our Group President, Integrated Payments & Emerging Channels, is one of the Mercury shareholders and received a payment of approximately $592,000 in connection with this transaction.

Advancement Agreement

        We and Vantiv Holding entered into the Advancement Agreement, which provides for payments by Vantiv Holding to us for required payments under our tax receivable agreement related to the NPC NOLs, required payments under our other tax receivable agreements to the extent not covered by payments made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement, required payments under the Exchange Agreement, our franchise taxes and our reasonable administrative and corporate expenses, which includes substantially all expenses incurred by or attributable to Vantiv, Inc.

Warrant

        In connection with our separation from Fifth Third Bank in 2009, Fifth Third Bank received a Warrant on June 30, 2009, to purchase 20,378,027 Class C non-voting units of Vantiv Holding at an exercise price of approximately $15.98 per unit, subject to customary anti-dilution adjustments. The Warrant is (x) freely transferable, in whole or in part, (y) freely transferable in whole or in part by third parties and (z) freely exercisable by the holder thereof subject to (i) the receipt of a private ruling from the IRS stating that the exercise of the Warrant will not cause a deemed transfer taxable to Vantiv, Inc. of an interest in the capital of Vantiv Holding for tax purposes from Vantiv, Inc. to the party exercising the Warrant, or a capital shift that causes a taxable event for Vantiv, Inc., (ii) enactment of final U.S. income tax regulations to clarify that no taxes will be payable upon exercise of the Warrant due to a capital shift that causes a taxable event for Vantiv, Inc. or (iii) Fifth Third Bank or another creditworthy entity providing indemnity to us equal to 70% of any taxes payable by us in respect of any income or gain recognized by Vantiv Holding or Vantiv, Inc. resulting from such a capital shift that may be caused by the exercise of the Warrant (except in certain circumstances, including a change of control). If the Warrant is transferred to a third party that is not an affiliate of Fifth Third Bank, upon exercise of the Warrant, the Class C non-voting units will immediately be exchanged for, at our option, cash or Class A common stock. See "Exchange Agreement." The Warrant expires upon the earliest to occur of (i) June 30, 2029, and (ii) a change of control of Vantiv, Inc. (as defined in the revised Warrant Agreement) where the price paid per unit in such change of control minus the exercise price of the Warrant is less than zero.

        On December 2, 2015, Vantiv, Inc., Vantiv Holding and Fifth Third Bank entered into a warrant cancellation agreement (the "Warrant Cancellation Agreement") to cancel a portion of the Warrant with respect to 4,794,115 Class C units of Vantiv Holding for aggregate consideration of $200.0 million payable by Vantiv Holding to Fifth Third Bank. Following such cancellation, the Warrant became exercisable for an aggregate of 15,583,912 Class C units in Vantiv Holding. Also on December 2, 2015, Fifth Third Bank net

exercised a portion of the Warrant to purchase 5,374,592 Class C non-voting units of Vantiv Holding. As of December 31, 2015, the Warrant remains with respect to 7,791,956 Class C units.

Registration Rights Agreement

        We and Fifth Third Bank are party to a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, Fifth Third Bank is entitled to certain demand and "piggyback" registration rights.

        In connection with any registration effected pursuant to the terms of the Registration Rights Agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registerable securities included in any registration are to be paid by the persons including such registerable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registerable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the Registration Rights Agreement.

        In December 2015, a secondary offering took place in which Fifth Third sold 13.4 million shares of our Class A common stock in an underwritten public offering.

Business Agreements with Fifth Third Bank and Fifth Third Bancorp

Clearing, Settlement and Sponsorship Agreement and Treasury Management Agreement

        On June 30, 2009, the Company entered into a Clearing, Settlement and Sponsorship Agreement with Fifth Third Bank. Fifth Third Bank acts as our member "sponsor" to the Visa, MasterCard and other payment network associations because non-financial institutions (such as payment processors, independent sales organizations, third party service providers, merchants, non-member financial institutions) must obtain the "sponsorship" of a member bank in order to participate. Under this agreement Fifth Third Bank transfers the responsibility for all card association requirements and fees to us as a "sponsored participant." Fifth Third Bank is the primary provider of our payment network sponsorship. This agreement has a term of 10 years and terminates in June 2019.

        On June 30, 2009, the Company and Fifth Third Bank entered into the Treasury Management Agreement which provides for our use of Fifth Third Treasury Management services. Services available under this agreement include depository services, automated clearing house services, wire transfers and lockbox accounts.

        For the years ended December 31, 2015, 2014 and 2013, the Company paid Fifth Third approximately $2.3 million, $2.8 million and $2.2 million, respectively, for the services provided under these agreements. The Company also holds certain cash and cash equivalents on deposit at Fifth Third. At December 31, 2015 and 2014, approximately $149.7 million and $362.8 million, respectively, was held on deposit at Fifth Third. Interest income on such amounts during years ended December 31, 2014 and 2013 was approximately $1.7 million and $1.4 million, respectively. The interest income on such amounts during 2015 was immaterial.

Referral Agreement

        On June 30, 2009, the Company entered into an exclusive referral arrangement with Fifth Third. Commercial and retail merchant clients of Fifth Third and its subsidiary depository institutions that request merchant (credit or debit card) acceptance services are referred exclusively to us. In return for these referrals and the resulting merchant relationships, we make ongoing incentive payments to Fifth Third. The agreement also provides for our referral of prospective banking clients to Fifth Third, in return for certain incentive payments. This agreement terminates in June 2019. Costs associated with this agreement totaled $0.3 million, $0.3 million and $0.4 million for the years ended December 31, 2015, 2014 and 2013, respectively.

Services and Master Currency Processing Agreements

        On December 1, 2014, the Company entered into an Agent Bank Services Agreement with Fifth Third Bank (the "Agent Bank Services Agreement"), and agreed to provide Fifth Third Bank and its subsidiaries and affiliates services related to Fifth Third Bank's Agent Credit product including, but not limited to, data entry, telephone application support, cardholder chargeback processing, collections, marketing, and call center support. The Agent Bank Services Agreement is exclusive and terminates June 2017. On May 7, 2014, the Company entered into a Master Services Agreement with Fifth Third Bank (the "HSA Services Agreement"), and agreed to provide Fifth Third Bank and its subsidiaries and affiliates services related to Fifth Third Bank's Health Savings Account products including, but not limited to, application data entry, collections, dispute services, mail inquiry responses and call center support. The HSA Services Agreement is exclusive and has an initial term that expires in June 2017 with potential successive one year renewal periods thereafter.

        On December 17, 2012, the Company entered into a Master Currency Processing Solutions "CPS" Agreement with Fifth Third. Services provided by Vantiv to Fifth Third under this agreement include terminal monitoring, transaction routing, transaction settlement, and reporting services of the cash recycler device. This agreement is not exclusive and has an initial term that expires in December 2017 with potential successive one year renewal periods thereafter.

        On June 30, 2009, the Company entered into a Master Services Agreement with Fifth Third Bancorp (the "EFT Services Agreement"), and agreed to provide Fifth Third Bancorp and its subsidiary depository institutions with various electronic fund transfer, or EFT, services including debit card processing and ATM terminal driving services. The EFT Services Agreement is exclusive and terminates June 2019.

        Revenue, including network and other fees, pursuant to the services and master currency processing agreements described in this subsection was approximately $80.4 million, $80.3 million and $79.4 million for the years ended December 31, 2015, 2014 and 2013, respectively.

Transition Services Agreement

        In conjunction with the separation transaction, the Company entered into a Transition Services Agreement, or TSA with Fifth Third Bank covering certain services required to support us as a stand-alone entity during the period following the separation transaction. These services involved IT services, back-office support, employee related services, product development, risk management, legal, accounting and general business resources. The TSA terminated on October 31, 2011. Subsequent to such date, we continue to receive certain non-material services from Fifth Third Bank. The total for services provided by Fifth Third Bank for the years ended December 31, 2015, 2014 and 2013 were $0.4 million, $0.5 million and $0.5 million, respectively.

Master Lease Agreement/Master Sublease Agreement

        On July 1, 2009, the Company entered into a five-year Master Lease Agreement and a five-year Master Sublease Agreement with Fifth Third and certain of its affiliates, that remains in effect in accordance with its terms, for the lease or sublease of a number of office and/or data center locations. Related party rent expense was approximately $3.8 million, $3.8 million and $3.6 million, respectively, for the years ended December 31, 2015, 2014 and 2013.

Senior Secured Credit Facilities

        On June 13, 2014, Vantiv, LLC completed a debt refinancing by entering into an amended and restated loan agreement ("Amended Loan Agreement"). The Amended Loan Agreement provides for senior secured credit facilities comprised of a $2.05 billion term A loan, a $1.4 billion term B loan and a $425 million revolving credit facility. Proceeds from the refinancing were primarily used to fund the acquisition of Mercury Payment Systems, LLC and to repay the prior term A loan. The prior revolving credit facility was also terminated. At December 31, 2015, the Company had $1.9 billion and $1.2 billion outstanding under the term A and term B loans, respectively, and there were no outstanding borrowings on the Company's revolving credit facility. As of December 31, 2015 and 2014, Fifth Third held $191.5 million and $201.9 million, respectively, of the term A loans. For the years ended December 31, 2015, 2014 and 2013, interest expense associated with these arrangements was $4.4 million, $5.4 million and $7.3 million, respectively, and commitment fees were $0.2 million, $0.2 million and $0.3 million, respectively.

Interest Rate Swaps

        As of December 31, 2015, the Company had a total of 14 outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk. Of the 14 outstanding interest rate swaps, 8 of them cover an exposure period from June 2015 through June 2017 and have a combined notional balance of $1.2 billion (amortizing to $1.1 billion). The remaining 6 interest rate swaps cover an exposure period from January 2016 through January 2019 and have a combined notional balance of $500 million. Fifth Third is the counterparty to 5 of the 14 total outstanding interest rate swaps with notional balances ranging from $293.8 million to $250.0 million.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors. These agreements, among other things, require us to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director.

 FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2016 and the Board of Directors recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider its selection. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

        Deloitte & Touche LLP has audited our consolidated financial statements annually since it was first appointed in fiscal year 2009. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Fees for Professional Services Rendered, Accrued for or Billed by Deloitte & Touche LLP during Fiscal Years 2015 and 2014

	Fiscal Year
	2015	2014
Audit Fees	$1,919,000	$1,777,014
Audit-Related Fees	261,470	319,500
Tax Fees	—	263,700
All Other Fees	2,135	2,135

Total	$2,182,605	$2,362,349

        "Audit Fees" consisted of fees for the audit of our annual consolidated financial statements and the reviews of our interim financial statements, services rendered in connection with the filing of registration statements, including our Form S-3 filings related to secondary public offerings, and the issuance of comfort letters and consents.

        "Audit-Related Fees" consisted of assurance services related to an assessment of the controls that support our IT control environment.

        "Tax Fees" consisted of fees related to the completion of Mercury Payment Systems, LLC pre-acquisition tax filings.

        "All Other Fees" consisted of an accounting information research tool.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Under the policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company's independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants' independence. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Chair of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All fees described above were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee of our Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2015 with our management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (AICPA) and Public Company Accounting Oversight Board (PCAOB), including Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1. AU Section 380). The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

        Based on the Audit Committee's review of the matters noted above and its discussions with Deloitte & Touche LLP and our management, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Audit Committee Lee Adrean, Chair Lisa Hook David Karnstedt Gary Lauer Jeffrey Stiefler

ITEM 1:    ELECTION OF THREE CLASS I DIRECTORS

        Our Board of Directors consists of 11 members. In accordance with our Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes with staggered three-year terms. The term of the Class I directors expires at the 2016 annual meeting of stockholders, the term of the Class II directors expires at the 2017 annual meeting, and the term of the Class III directors expires at the 2018 Annual Meeting. At the 2016 Annual Meeting, the three Class I directors will be elected to serve a term expiring at the annual meeting of stockholders held in 2019. The holders of our Class A common stock elect the three Class I directors. As a result, the holders of our Class A common stock will be voting to elect Lee Adrean, Mark Heimbouch and Gary Lauer.

Nominees

        The Nominating and Corporate Governance Committee of the Board of Directors recommended, and the Board of Directors approved, Lee Adrean, Mark Heimbouch and Gary Lauer as the Class I nominees for election at the Annual Meeting. If elected, each of the nominees will serve as Class I directors with a term expiring at our annual meeting in 2019, and until a successor is qualified and elected or until his earlier resignation or removal. Each of the nominees is currently a director of the Company. Please see "Nominees" beginning on page 9 of this proxy statement for information concerning the nominees.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Lee Adrean, Mark Heimbouch and Gary Lauer. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

        The Board of Directors unanimously recommends that the Class A stockholders vote "FOR" the election of each of Lee Adrean, Mark Heimbouch and Gary Lauer as Class I directors.

ITEM 2:    PROPOSAL TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

        As it did last year, Vantiv is asking its stockholders to approve, in a non-binding advisory vote, the compensation of Vantiv's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis and the Executive Compensation sections of this proxy statement. The Compensation Committee values the opinions of the Company's stockholders. Accordingly, the Compensation Committee will consider the outcome of the vote on this proposal when it makes future decisions regarding executive compensation.

        Our executive compensation program is designed to provide a competitive compensation package that rewards individual and Company performance, reflects job complexity and responsibility, and ensures long-term motivation and retention. We seek to accomplish these goals in a way that is aligned with the long-term interests of our stockholders. To achieve these objectives, our executive compensation program follows these principles:

  •
  offer a total compensation opportunity that is competitive in our industry and sufficient to attract, retain and motivate executives who can drive our performance and lead us to achieve our short-term and long-term financial and strategic objectives

  •
  pay for performance by linking a majority of pay to Company performance and changes in stockholder value, while mitigating undue risk

  •
  align the interests of our executives and stockholders by using long-term equity-based incentives and maintaining stock ownership and retention guidelines that encourage a culture of ownership and reward executive officers for sustained and superior Company performance and stockholder return

        The Board of Directors recommends that stockholders approve the following resolution at the 2016 Annual Meeting:

  RESOLVED, that the stockholders of Vantiv, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's Named Executive Officers described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company's 2016 Annual Meeting of Stockholders.

        For the reasons discussed above, the Board of Directors unanimously recommends that you vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

ITEM 3:    APPROVAL OF THE PERFORMANCE GOALS INCLUDED IN THE VANTIV, INC. 2012 EQUITY INCENTIVE PLAN

        The Vantiv, Inc. 2012 Equity Incentive Plan (the "2012 Equity Plan") provides for grants of stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards for the purpose of providing our non-employee directors, officers and other key executives and employees (and those of our subsidiaries), and certain non-employees who perform employee functions, incentives and rewards for performance. The use of equity awards as part of our compensation program is important because it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe equity compensation provides additional motivation for directors and employees to create shareholder value because the value such individuals realize from their equity compensation is based on our stock price performance. Equity compensation also promotes a focus on long-term value creation, because our equity compensation awards are subject to vesting and/or performance criteria.

        The 2012 Equity Plan is intended to comply with Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) places a limit of $1,000,000 on the amount that the Company may deduct in any one taxable year for compensation paid to each of its "covered employees." The Company's covered employees include its Chief Executive Officer and each of its other three most highly-paid executive officers, other than the Chief Financial Officer. There is, however, an exception to this limit for compensation earned pursuant to certain performance-based awards. A performance-based award made under the 2012 Equity Plan is eligible for this exception provided certain Section 162(m) requirements are met. One of these requirements relates to shareholder approval (and, in certain cases, re-approval) of the material terms of the performance goals underlying the performance-based award. Section 162(m) requires approval of those performance goals on or before the expiration of the Company's Section 162(m) initial public offering transition period (the "IPO Transition Period") if the Compensation Committee has retained discretion to vary the targets under the performance goals from year to year. The IPO Transition Period expires at the 2016 Annual Meeting. The Compensation Committee has retained discretion to vary the targets under the performance goals from year to year. Accordingly, the Company is seeking approval of the performance goals included in the 2012 Equity Plan in order to preserve the Company's ability to deduct compensation earned by certain executives pursuant to any performance-based award that may be made in the future under the plan, so long as other technical requirements of Section 162(m) are met.

        The purpose of this Proposal 3 is to secure shareholder approval of the material terms for "qualified performance-based compensation" under the 2012 Equity Plan for purposes of Section 162(m) of the Code. Stockholders are not being asked to otherwise approve the 2012 Equity Plan and no new shares are being requested in this proposal. Outstanding awards under the 2012 Equity Plan will continue in effect in accordance with their terms. If our stockholders do not approve this Proposal 3, the 2012 Equity Plan will continue in its current form; however, our ability to make certain performance awards to certain recipients may be limited.

        The following discussion summarizes the material terms of the performance goals under the 2012 Equity Plan, including a description of (i) the individuals eligible for performance awards under the 2012 Equity Plan, (ii) the business criteria on which the underlying performance goals are based, and (iii) the applicable award limits. A description of the 2012 Equity Plan, which is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the 2012 Equity Plan, is also included below. The full text of the 2012 Equity Plan is attached to this Proxy Statement as Appendix A.

        Eligibility.    Employees and consultants of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2012 Equity Plan. There are approximately 1,260 employees and seven non-employee directors currently eligible to receive awards under the 2012 Equity Plan, with a limited number of consultants potentially eligible to participate in the

2012 Equity Plan. Awards under the 2012 Equity Plan may include grants of options, stock appreciation rights, restricted stock, restricted stock units and shares of our Class A common stock. Eligibility for any particular award is determined by our Compensation Committee and, in the case of certain awards such as incentive stock options, may be limited by the Code.

        Business Criteria Underlying Performance Goals.    In order to be considered performance-based compensation, an award must be subject to the accomplishment of one or more performance goals. These performance goals may be based on one or more of the following business criteria established by our Compensation Committee: net sales; net revenue; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings or loss (including earnings or loss before taxes, interest and taxes, or interest, taxes, depreciation and amortization including, in each case, specified adjustments); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; cash margin; year-end cash; debt reduction; shareholder equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; research and development achievements; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company's equity or debt securities; factoring transactions; sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. The business criteria may apply to the individual, a division, a component of the Company's business, or to the Company and/or one or more of its affiliates and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.

        Award Limits.    Awards under the 2012 Equity Plan are subject to the following limits:

        Plan Limits.    The Company has reserved 35,500,000 shares for issuance under the 2012 Equity Plan, of which 24,423,582 shares remain available for grant as of February 28, 2016.

        Award Limits.    Stock options and stock appreciation rights may be granted up to the remaining number of shares available under the 2012 Equity Plan, provided that no more than 20,000,000 shares may be issued pursuant to incentive stock options.

        Individual Limits.    During any calendar year, no participant may be awarded more than the following amounts of awards: (i) options and stock appreciation rights that relate to 1,500,000 shares of Class A common stock; (ii) performance awards that relate to 700,000 shares of our Class A common stock; and (iii) cash-based awards that relate to no more than $5.0 million.

        Each of the above share limits is subject to adjustment for certain changes in the Company's capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in shares, the shares not issued under that award will again become available for grant under the 2012 Equity Plan. If shares are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of shares issued net of the shares withheld or surrendered will be counted against the number of Common Shares available under the 2012 Equity Plan. The exercise price for a stock option or stock appreciation right may not be less than 100% of the fair market value of the shares on the date of grant.

        It is not possible to determine the actual amount of compensation that will be earned under the 2012 Equity Plan in the 2016 fiscal year or in future years because the amount earned will depend on the number of shares subject to future awards and our future performance as measured against the applicable performance goals established by our Compensation Committee. We expect that future awards under the 2012 Equity Plan will be granted in a manner substantially consistent with the historical grant of awards under the plan. For information regarding past grants and outstanding equity awards, see the disclosure in this Proxy Statement in "Grants of Plan-Based Awards" and "Outstanding Equity Awards at Fiscal Year-End 2015."

        The Board of Directors unanimously recommends that you vote FOR the approval of the performance goals included in the Vantiv, Inc. 2012 Equity Incentive Plan.

Summary of 2012 Equity Incentive Plan

        In connection with our initial public offering, our Board of Directors adopted, and our stockholders approved, the 2012 Equity Plan. The following summary and the above discussion under "Eligibility," "Business Criteria Underlying Performance Goals" and "Award Limits" describe the material terms of the 2012 Equity Plan but does not include all provisions of the 2012 Equity Plan, which is attached to this Proxy Statement as Appendix A.

        Purpose.    The purposes of the 2012 Equity Plan are to motivate and reward employees and other individuals who are expected to contribute significantly to our success to perform at the highest level and to further our best interests and the best interests of our stockholders.

        Plan Administration.    The 2012 Equity Plan is administered by our Compensation Committee. The Compensation Committee has the authority to, among other things, designate recipients, determine the types, amounts and terms and conditions of awards, and to take other actions necessary or desirable for the administration of the 2012 Equity Plan. The Compensation Committee also has authority to implement certain clawback policies and procedures and may provide for clawbacks as a result of financial restatements in an award agreement. The compensation committee may impose restrictions on any award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

        Types of Awards.    The 2012 Equity Plan provides for grants of stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards determined by the Compensation Committee.

  •
  Stock options: An option granted under the 2012 Equity Plan will enable the holder to purchase a number of shares of our Class A common stock on set terms. Options shall be designated as either a nonqualified stock option or an incentive stock option. An option granted as an incentive stock option shall, to the extent it fails to qualify as an incentive stock option, be treated as a nonqualified option. The exercise price of an option is not permitted to be less than the fair market value of a share of Class A common stock on the date of grant, other than in the case of a substitute award. The Compensation Committee will determine the vesting, exercise and other terms, although the term of an option will not exceed 10 years from the grant date.

  •
  Stock appreciation rights: A stock appreciation right is an award that entitles the participant to receive stock or cash upon exercise that is equal to the excess of the value of the Class A common stock subject to the right over the exercise or hurdle price of the right. The exercise or hurdle price is not permitted to be less than the fair market value of a share of Class A common stock on the date of grant, other than in the case of a substitute award. The Compensation Committee will determine the vesting, exercise and other terms, although the term of a stock appreciation right will not exceed 10 years from the grant date.

  •
  Restricted stock and restricted stock units: A restricted stock award is an award of Class A common stock subject to forfeiture restrictions. A restricted stock unit is a contractual right to receive cash, shares or a combination of both based on the value of a share of Class A common stock. The Compensation Committee will determine the vesting and delivery schedule and other terms of restricted stock and restricted stock unit awards.

  •
  Performance awards: A performance award is an award, which may be stock-based or cash-based, that will be earned upon achievement or satisfaction of performance conditions specified by the Compensation Committee.

  •
  Other stock-based awards: The Compensation Committee may also grant other awards that are payable in or otherwise based on or related to shares of Class A common stock and determine the terms and conditions of such awards.

        Termination of Employment or Service.    The Compensation Committee will determine the effect of a termination of employment or service on an award. However, unless otherwise provided, upon a termination of employment or service all unvested options and stock appreciation rights will terminate. Unless otherwise provided, vested options and stock appreciation rights must be exercised within certain limited time periods after the date of termination, depending on the reason for termination; provided, however, that if a participant's employment or service is terminated for cause (as will be defined in the award agreement), all options and stock appreciation rights, whether vested or unvested, will terminate immediately.

        Performance Measures.    The 2012 Equity Plan provides that grants of performance awards will be made based upon, and subject to achieving, one or more numerous specified performance measures discussed above over a performance period of not less than one year established by the Compensation Committee.

        If the Compensation Committee intends that a performance award qualify as performance-based compensation for purposes of Section 162(m) of the Code, the award agreement will include a pre-established formula, such that payment, retention or vesting of the award is subject to the achievement of one or more performance measures during a performance period. The performance measures must be specified in the award agreement or by the Compensation Committee within the first 90 days of the performance period. Performance measures may be established on an absolute or relative basis and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.

        Transferability.    Awards under the 2012 Equity Plan generally may not be transferred except through will or by the laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided by the Compensation Committee.

        Adjustment of Awards.    Notwithstanding any other provision of the 2012 Equity Plan, the 2012 Equity Plan and awards thereunder are subject to adjustment in the event of any corporate event or transaction such as any dividend or other distribution (whether in the form of cash, shares of Class A common stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our Class A common stock or other securities, issuance of warrants or other rights to purchase our shares of Class A common stock or other securities, issuance of shares of Class A common stock pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting the shares of Class A common stock. If any such corporate event occurs, the Compensation Committee will adjust, as equitable, the number and type of shares of Class A common stock or other securities that may be issued under the 2012 Equity Plan; the number and type of Class A common stock or other securities subject to outstanding awards; the grant, purchase, exercise or hurdle price with respect to any award, or if deemed appropriate, a cash payment to a holder of an outstanding award; and performance measures set forth in any performance award that are based on or derived from the value of a share of Class A common stock.

        Change of Control.    The Compensation Committee may provide for accelerated vesting of an award upon, or as a result of events following, a change of control (as defined in the 2012 Equity Plan). This may be done in the award agreement or in connection with the change of control. In the event of a change of control, the Compensation Committee may also cause an award to be cancelled in exchange for a cash payment to the participant or cause an award to be assumed by a successor corporation.

        No Repricing.    Stockholder approval will be required in order to reduce the exercise or hurdle price of an option or stock appreciation right or to cancel such an award in exchange for a new award when the exercise or hurdle price is below the fair market value of the underlying Class A common stock.

        Amendment and Termination.    The Board of Directors may amend or terminate the 2012 Equity Plan. Stockholder approval (if required by law or stock exchange rule) or participant consent (if the action would materially adversely affect the participant's rights) may be required for certain actions. The 2012 Equity Plan will terminate on the earliest of (i) 10 years from its effective date (unless extended if permitted), (ii) when the maximum number of shares of Class A common stock authorized for issuance pursuant to the 2012 Equity Plan have been issued and (iii) when the Board of Directors terminates the 2012 Equity Plan.

        Effective Date and Subsequent Amendment.    The 2012 Equity Plan became effective on March 21, 2012 and was amended in certain respects on August 2, 2012 and November 8, 2015.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2015 regarding the Company's equity compensation plans. The only plan pursuant to which the Company may currently make additional equity grants in the Vantiv, Inc. 2012 Equity Incentive Plan.

			[c]
	[a]	[b]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by stockholders	3,125,824	$30.47	25,808,526	(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	3,125,824	$30.47	25,808,526	(2)(3)

(1)
Column [a] includes the following outstanding equity-based awards:

•
1,603,495 stock options;

•
1,049,811 restricted stock units; and

•
472,518 performance share units.

(2)
The 2012 Equity Incentive Plan had 35.5 million shares initially authorized for issuance. In addition to these 35.5 million shares, the following shares will become available for grant under the 2012 Equity Incentive Plan, and, to the extent such shares became available as of December 31, 2015, they are included in the table as available for grant: (i) shares covered by outstanding awards under the 2012 Equity Incentive Plan that are forfeited or otherwise terminated or settled in cash or other property rather than settled through the issuance of shares; and (ii) shares that are used to pay the exercise price of stock options and shares used to pay withholding taxes on equity awards generally.

(3)
Additionally, at the time of the acquisition of Mercury Payment Systems, LLC, the Company registered and issued 1.8 million shares under the Mercury Payment Systems, LLC 2010 Unit Incentive Plan, as Restated and Assumed by Vantiv, Inc. The awards issued were stock options, which have been excluded in the table above. As of December 31, 2015 there were 706,748 outstanding options remaining with a weighted-average exercise price of $16.85.

ITEM 4:    BOARD SIZE AMENDMENT

        As noted under the heading "DIRECTORS AND CORPORATE GOVERNANCE—Board Structure" above, our amended and restated certificate of incorporation provides that our Board of Directors must consist of between eleven and fifteen directors so long as any shares of Class B common stock are outstanding. The Board of Directors is proposing to amend the Company's amended and restated certificate of incorporation to provide that the number of directors that constitute the whole Board of Directors shall not be less than seven nor more than thirteen; provided that for so long as the holders of the Company's Class B common stock are entitled to elect two Class B directors the Board of Directors shall consist of not less than eleven directors. The Board of Directors is proposing the Board Size Amendment so that the range of potential number of directors constituting the full Board of Directors will be more consistent with prevailing corporate governance guidance and will provide the Board of Directors with more flexibility to determine the optimal size of the Board of Directors within a stockholder approved range, including under circumstances where the Class B common stock constitutes a smaller percentage of the total outstanding voting stock of the Company. The Board of Directors, in an Action by Written Consent dated March 11, 2016, approved the proposed amendment to the Company's amended and restated certificate of incorporation, subject to stockholder approval.

Proposed Amendment and Amended and Restated Certificate of Incorporation

        The Board of Directors proposes to replace the first sentence of Section 1 of Article VI of the Company's amended and restated certificate of incorporation with the text below:

  The Board of Directors shall consist of not less than seven (7) directors nor more than thirteen (13) directors; provided that for so long as the holders of Class B Common Stock are entitled to elect two (2) Class B Directors in accordance with Section 3 of Article IV the Board of Directors shall consist of not less than eleven (11) directors.

        The above description of the proposed Board Size Amendment, together with certain other clarifying and conforming edits to the text of the existing amended and restated certificate of incorporation, is qualified in its entirety by reference to the full text of the proposed amended and restated certificate of incorporation, as so amended, which is attached as Appendix B to this Proxy Statement.

Effectiveness and Vote Required

        If the proposed Board Size Amendment is approved, the Company will amend and restate our existing certificate of incorporation with the text set forth on Appendix B, which would become effective upon filing with the Delaware Secretary of State. If the proposed Board Size Amendment is not approved, the number of directors that constitute the whole Board of Directors will remain between eleven and fifteen directors so long as any shares of Class B common stock are outstanding. Approval of the Board Size Amendment requires (i) the affirmative vote of a two-thirds majority of the outstanding shares of common stock and (ii) the affirmative vote of the holders of a majority of the Class B common stock, all of which is held by Fifth Third Bank.

        The Board of Directors unanimously recommends you vote FOR the Board Size Amendment.

ITEM 5:    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2016. The Board of Directors is asking that you ratify this appointment. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider its selection. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of Vantiv and its stockholders.

        We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

        The Board of Directors unanimously recommends you vote FOR the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. Proxies received by the Board of Directors will be voted FOR this proposal unless they specify otherwise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Vantiv's directors, executive officers, and any persons who own more than 10% of our common stock ("reporting persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These reporting persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 that they file with the SEC. Based on a review of such forms filed with the SEC and written representations from our reporting persons, Vantiv believes that all forms were filed in a timely manner during fiscal 2015.

OTHER MATTERS

        The Board of Directors does not know of any matters that will be brought before the Annual Meeting other than those listed in this proxy statement. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed form of proxy will have authority to vote on such matters in their discretion.

INCORPORATION BY REFERENCE

        The information contained above under the captions "Compensation Committee Report" and "Audit Committee Report" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that we specifically incorporate it by reference into such filing.

ADDITIONAL INFORMATION

Stockholder Proposals and Other Business for our Annual Meeting in 2017

        If you want to submit a proposal for possible inclusion in our proxy statement and form of proxy for the 2017 annual meeting of stockholders, you must ensure your proposal is received by us on or before November 28, 2016 and is otherwise in compliance with the requirements of SEC rules, including Exchange Act Rule 14a-8.

        Our Bylaws provide that other business, including stockholder nominations for director, may not be brought before an annual meeting unless it is (1) specified in the notice of meeting (which includes stockholder proposals that the Company is required to include in its proxy statement under Exchange Act Rule 14a-8), (2) properly brought by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (3) brought by a stockholder of the Company on the record date who has delivered the requisite notice to the principal executive office of the Company (containing the information specified in the Bylaws). To be timely for the 2017 Annual Meeting, the requisite notice must be delivered no earlier than January 10, 2017 nor later than February 9, 2017. If the date of the 2017 Annual Meeting is more than 30 days before or more than 60 days after May 10, 2017, our Bylaws provide that notice by the stockholder must be received no later than the 10th day following the date on which public announcement of the date of the 2017 Annual Meeting is first made by Vantiv.

        A copy of the full text of the Company's Bylaws may be obtained online on our website at www.vantiv.com in the Corporate Governance section of our Investor Relations webpage or upon written request to the Corporate Secretary at 8500 Governors Hill Drive, Symmes Township, Ohio 45249.

Solicitation of Proxies

        The above notice and proxy statement are sent by order of the Board of Directors.

Nelson F. Greene Chief Legal Officer and Secretary

Dated: March 28, 2016

Appendix A

VANTIV, INC.
2012 EQUITY INCENTIVE PLAN

Adopted March 21, 2012
Amended August 2, 2012 and November 8, 2015

        SECTION 1.    Purpose.    The purposes of the Vantiv, Inc. 2012 Equity Incentive Plan (the "Plan") are to motivate and reward those employees and other individuals who are expected to contribute significantly to the success of Vantiv, Inc. (the "Company") and its Affiliates to perform at the highest level and to further the best interests of the Company and its shareholders. In connection with the initial public offering of the Company's Shares (as defined below), the Company adopted the Plan and caused the termination of the Vantiv Holding, LLC Management Phantom Equity Plan (the "Prior Plan"). Pursuant to Section 7(b) of the Prior Plan, the termination of the Prior Plan shall not affect any of the awards under the Prior Plan outstanding on the termination date of the Prior Plan (the "Prior Awards"). Accordingly, the Prior Awards converted into Awards (as defined below) (including Awards of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards), with the applicable vesting terms of such Awards consistent with the applicable vesting terms of the Prior Awards.

        SECTION 2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

          (a)   "Affiliate" means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

          (b)   "Award" means any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award granted under the Plan, including a Substitute Award.

          (c)   "Award Agreement" means any agreement, contract or other instrument or document, which may be in electronic format, evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

          (d)   "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

          (e)   "Beneficiary" means a person named by a Participant to be entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of such Participant's death. If no such person is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at such Participant's death, such Participant's Beneficiary shall be such Participant's estate.

          (f)    "Board" means the board of directors of the Company.

          (g)   "Change of Control" means the occurrence of any one or more of the following events (unless otherwise specified in an Award Agreement:

              (i)  any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the 60 day period referred to in Rule 13d-3 under the

    Exchange Act), directly or indirectly, of securities of the Company, representing 25% or more of the combined voting power of the Company's or such Subsidiary's then outstanding securities;

             (ii)  during any twelve-month period, a majority of the members of the Board is replaced by individuals who were not members of the Board at the Effective Date and whose election by the Board or nomination for election by the Company's shareholders was not approved by a vote of at least a majority of the directors then still in office who either were directors at the Effective Date or whose election or nomination for election was previously so approved;

            (iii)  the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) 50% or more of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

            (iv)  the consummation of a sale or disposition of all or substantially all of the assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition).

          (h)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

          (i)    "Committee" means the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan. If the Committee does not exist or cannot function for any reason or if the Board withdraws the Committee's authority to administer the Plan, references to the Committee shall mean the Board or such other committee of the Board as designated by the Board.

          (j)    "Consultant" means any person, including an advisor, who is providing bona fide services to the Company or any Affiliate.

          (k)   "Continuous Service Status" means the absence of any interruption or termination of service as an Employee, Director or Consultant. Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. A change in status from an Employee to a Consultant (or Director) or from a Consultant (or Director) to an Employee will not constitute an interruption of Continuous Service Status.

          (l)    "Director" means any member of the Board.

          (m)  "Disability" means, with respect to any Participant, except as otherwise provided in such Participant's Award Agreement, "disability" as defined in such Participant's Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant's Award Agreement, at any time that the Company or any Affiliate sponsors a long-term disability plan that covers such Participant, "disability" as defined in such plan for the purpose of determining such Participant's eligibility for benefits; provided that if such plan contains multiple definitions of disability, then "Disability" shall refer to that definition of disability which, if Participant qualified for such benefits, would provide coverage for the longest period. The determination of whether Participant has a

  Disability shall be made by the person or persons required to make final disability determinations under such plan. At any time that a Participant is not a party to an Employment Agreement and the Company and its Affiliates do not sponsor a long-term disability plan that covers such Participant, except as otherwise provided in such Participant's Award Agreement, Disability shall mean Participant's physical or mental incapacity that renders him or her unable for a period of 90 consecutive days or an aggregate of 120 days in any consecutive 12-month period to perform his or her duties to the Company or any Affiliate. Notwithstanding the foregoing, with respect to any Incentive Stock Option, "Disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

          (n)   "Effective Date" means the date on which the Company's registration statement on Form S-1 becomes effective.

          (o)   "Employee" means any person employed by the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.

          (p)   "Employment Agreement" means any employment, severance, consulting or similar agreement then in effect between the Company or any of its Affiliates and a Participant.

          (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

          (r)   "Fair Market Value" means with respect to Shares, (i) the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange or inter-dealer quotation system on which the Shares are quoted or traded, or (ii) if Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

          (s)   "Incentive Stock Option" means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.

          (t)    "Nonqualified Stock Option" means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

          (u)   "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

          (v)   "Other Stock-Based Award" means an Award granted pursuant to Section 10.

          (w)  "Participant" means the recipient of an Award granted under the Plan.

          (x)   "Performance Award" means an Award granted pursuant to Section 9.

          (y)   "Performance Measure" means one of the following performance measures with respect to the Company: net sales; net revenue; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings or loss (including earnings or loss before taxes, interest and taxes, or interest, taxes, depreciation and amortization including, in each case, specified adjustments); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; cash margin; year-end cash; debt reduction; shareholder equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; research and development achievements; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company's equity or debt securities; factoring transactions; sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.

          (z)   "Performance Period" means a period of not less than one year, as established by the Committee at the time any Performance Award is granted or any time thereafter, during which Performance Measures specified by the Committee with respect to such Award are to be measured.

          (aa) "Person" has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

          (bb) "Restricted Stock" means any Share granted pursuant to Section 8.

          (cc) "Restricted Stock Unit" means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each Restricted Stock Unit represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof as determined by the Committee.

          (dd) "SAR" means any right granted pursuant to Section 7 to receive upon exercise by a Participant or settlement, in cash, Shares or a combination thereof as determined by the Committee, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

          (ee) "Section 162(m) Compensation" means "qualified performance-based compensation" under Section 162(m) of the Code.

          (ff)  "Shares" means shares of the Company's class A common stock.

          (gg) "Substitute Award" means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

        SECTION 3.    Eligibility.

          (a)   Awards may be granted to Employees, Consultants and Directors.

          (b)   Holders of equity-based awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable listing standards of any stock exchange on which the Company is listed.

        SECTION 4.    Administration.

          (a)    Administration of the Plan.    The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.

          (b)    Composition of Committee.    To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) a non-employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) an outside director pursuant to Section 162(m) of the Code. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Options and SARs or to another committee of the Board (which may consist of solely one Director) the authority to grant all types of Awards, except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Exchange Act.

          (c)    Authority of Committee.    Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances a tax withholding obligation may be satisfied in cash, Shares, other Awards, or other property; (vii) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

          (d)    Dodd-Frank Clawback.    The Committee shall full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. Without limiting the foregoing, the Committee may provide in Award Agreements that, in the event of a financial restatement that reduces the amount of previously awarded incentive compensation that would not have been earned had results been properly reported, outstanding Awards will be cancelled and the Company may clawback (i.e., recapture) realized Option/SAR gains and realized value for vested Restricted Stock or Restricted Stock Units or earned Performance Awards.

          (e)    Restrictive Covenants.    The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

        SECTION 5.    Shares Available for Awards.

          (a)   Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate 35.5 million shares of Common Stock; provided that no more than 20 million shares may be granted as Incentive Stock Options.

          (b)   Any Shares subject to an Award (other than a Substitute Award), that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an Award or taxes related to an Award (other than Shares already issued and surrendered for payment of taxes) and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.

          (c)   In the event that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of:

              (i)  the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and the individual limits specified in Section 5(d);

             (ii)  the number and type of Shares (or other securities) subject to outstanding Awards;

            (iii)  the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

            (iv)  Performance Measures set forth in any Performance Awards that are based on, derived from or related to Share value;

  provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

          (d)   With respect to any Award intended to be Section 162(m) Compensation, the following limits shall apply to the amount that may be awarded to any Participant during any calendar year, subject to adjustment as provided in Section 5(c): (i) Options and SARs that relate to no more than 1.5 million Shares; (B) Performance Awards that relate to no more than 700,000 Shares and (C) cash-based Awards that relate to no more than $5 million.

        SECTION 6.    Options.    The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (a)   The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

          (b)   The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option; provided that the Committee may (but shall not be required to) provide in an Award Agreement for an extension of such 10-year term in the event the exercise of the Option would be prohibited by law or would violate the Company's insider trading policy; provided further, that any such extension shall not exceed 30 days following expiration of the applicable prohibition.

          (c)   The Committee shall determine the time or times at which an Option become vested and exercisable in whole or in part. The Committee may specify in an Award Agreement that an "in-the-money" Option shall be automatically exercised on its expiration date.

          (d)   The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee. Such consideration, to the extent permitted by applicable laws, may consist of one or a combination of: (i) cash or check or combination thereof or broker-assisted cashless exercise; or (ii) to the extent expressly permitted by the Committee, (A) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or (B) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

          (e)   The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424(a) of the Code). Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant's incentive stock options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant. No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption or (ii) the date of approval of this Plan by the Company's stockholders.

          (f)    Unless otherwise determined by the Committee or unless otherwise set forth in an Award Agreement, the following provisions shall be applicable upon termination of a Participant's Continuous Service Status:

              (i)  If termination of the Participant's Continuous Service Status is as a result of the Participant's Disability, the Participant may exercise the Option at any time within twelve months following the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), but only to the extent the Option was vested and exercisable as of the date of termination of Continuous Service Status, after which time the Option shall terminate.

             (ii)  If a Participant dies (a) during the term of the Option and while in Continuous Service Status, (b) within twelve months after termination of Continuous Service Status as a result of the Participant's Disability, or (c) within three months after termination of Continuous Service for a reason other than the Participant's Disability or cause (as defined in the applicable Award Agreement), the Option may be exercised at any time within twelve months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested and exercisable as of the termination of Continuous Service Status, after which time the Option shall terminate.

            (iii)  If a Participant's Continuous Service Status terminates for cause (as defined in the applicable Award Agreement), the Option shall terminate immediately upon such termination of Continuous Service Status regardless of whether such Option was vested or not vested.

            (iv)  If a Participant's Continuous Service Status terminates for any other reason, the Participant may exercise his or her Option at any time within three months after such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), but only to the extent that the Option was vested and exercisable at the date of such termination.

             (v)  To the extent that a Participant's Option was not vested and exercisable at the date of termination of the Participant's Continuous Service Status, the Option shall terminate immediately upon such termination of Continuous Service Status.

        SECTION 7.    Stock Appreciation Rights.    The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (a)   The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

          (b)   The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR; provided that the Committee may (but shall not be required to) provide in an Award Agreement for an extension of such 10-year term in the event the exercise or settlement of the SAR would be prohibited by law or would violate the Company's insider trading policy; provided further, that any such extension shall not exceed 30 days following expiration of the applicable prohibition.

          (c)   The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part. Unless otherwise determined by the Committee or unless otherwise set forth in an Award Agreement, the provisions set forth in Section 6(f) above with respect to exercise of an Award following termination of Continuous Service Status shall apply to any SAR. The Committee may specify in an Award Agreement that an "in-the-money" SAR shall be automatically exercised on its expiration date.

        SECTION 8.    Restricted Stock and Restricted Stock Units.    The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (a)   The Award Agreement shall specify the vesting schedule and, with respect to Restricted Stock Units, the delivery schedule (which may include deferred delivery later than the vesting date).

          (b)   Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

          (c)   Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

        SECTION 9.    Performance Awards.    The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (a)   Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, including but not limited to the Performance Measures. Subject to the terms of the Plan, the performance conditions to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

          (b)   If the Committee intends that a Performance Award should constitute Section 162(m) Compensation, such Performance Award shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more Performance Measures. Performance Measures may be established on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. The Award Agreement may provide that if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. With respect to Performance Awards intended to be Section 162(m) Compensation, the Performance Measures must be specified in the applicable Award Agreement or by resolution duly adopted by the Committee within the first 90 days of the Performance Period. Performance Measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation. Notwithstanding any provision of the Plan to the contrary, with respect to any Award intended to be Section 162(m) Compensation, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 9(b) applies upon attainment of such pre-established formula, except as provided in Section 5(c)(iv).

          (c)   Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, in the discretion of the Committee. The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited in the event of termination of a Continuous Service Status.

          (d)   Performance Awards will be settled only after the end of the relevant Performance Period and upon certification of the satisfaction of the Performance Measures by the Committee. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as Section 162(m) Compensation.

        SECTION 10.    Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 10.

        SECTION 11.    Automatic Grants to Outside Directors.    The Board or a Committee thereof may institute, by resolution, automatic Award grants to new and to continuing members of the Board, with the number and type of such Awards, with such terms and conditions, and based upon such criteria, if any, as is determined by the Board or its Committee, in their sole discretion.

        SECTION 12.    Effect of a Change of Control on Awards.

          (a)   The Committee may (but shall not be required to) provide for accelerated vesting of an Award upon, or as a result of specified events following, a Change of Control, either in an Award Agreement or in connection with the Change of Control.

          (b)   In the event of a Change of Control, the Committee may cause any Award:

              (i)  to be canceled in consideration of a payment in cash or other consideration to such Participant who holds such Award in an amount per share equal to the excess, if any, of the price or implied price per Share in a Change in Control over the per Share exercise or purchase price of such Award, which may be paid immediately or over the vesting schedule of the Award and, if the price or implied price per Share in a Change in Control is equal to or less than the per Share exercise or purchase price of such Award, the Award may be canceled for no consideration; or

             (ii)  to be assumed or a substantially equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (the "Successor Corporation"), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right (or agree to cashout the Award as provided in clause (i)), in which case such Award shall become fully vested immediately prior to the Change of Control and shall thereafter terminate. An Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change of Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the award at such time; provided that if such consideration received in the transaction is not solely common stock of the Successor Corporation, the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the assumed award to be solely common stock of the Successor Corporation.

        SECTION 13.    General Provisions Applicable to Awards.

          (a)   Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

          (b)   Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (c)   Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion, whether at the time of grant, at the time of exercise or settlement or otherwise, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

          (d)   Except as may be permitted by the Committee (except with respect to Incentive Stock Options) or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 13(e) and (ii) during a Participant's lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant's guardian or legal representative. The provisions of this Section 13(d) shall not preclude forfeiture of an Award in accordance with the terms thereof.

          (e)   A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

          (f)    All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        SECTION 14.    Amendments and Termination.

          (a)    Amendment of Plan.    Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any "clawback" or recoupment provisions on any Awards in accordance with Section 4(d) of the Plan. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, create sub-plans, or provide Award Agreements with different terms in such manner as may be necessary for the purpose of qualifying for preferred tax treatment under non-U.S. tax laws or complying with local rules and regulations. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

          (b)    Dissolution or Liquidation.    In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

          (c)    Terms of Awards.    The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any "clawback" or recoupment provisions on any Awards in accordance with Section 4(d) of the Plan.

          (d)    No Repricing.    Notwithstanding the foregoing, except as provided in Section 5(d), (i) no amendment to the terms of outstanding Options or SARs that reduces the exercise or hurdle price of such Options or SARs; (ii) no cancellation of any outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; and (iii) no cancellation of any outstanding Options or SARs at a time when its exercise price is lower than the fair market value of the underlying stock in exchange for cash or another Award (except a Substitute Award) shall be made, in each case, without approval of the Company's stockholders.

        SECTION 15.    Miscellaneous.

          (a)   No Employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

          (b)   The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

          (c)   Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

          (d)   The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes; provided that if the Committee allows the withholding or surrender of Shares to satisfy a Participant's tax withholding obligations, the Company shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

          (e)   If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or

  Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

          (f)    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

          (g)   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

          (h)    Non-Transferability of Awards.    No Award shall be transferable by any Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Award Agreement, the Participant may transfer the Award, other than an Incentive Stock Option, during the Participant's lifetime to one or more members of the Participant's family, to one or more trusts for the benefit of one or more of the Participant's family, or to a partnership or partnerships of members of the Participant's family for no consideration, or to a charitable organization as defined in Section 501(c)(3) of the Code, but only if the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Award. The transferee of an Award will be subject to all restrictions, terms and conditions applicable to the Award prior to its transfer, except that the Award will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

        SECTION 16.    Effective Date of the Plan.    The Plan shall be effective as of the Effective Date.

        SECTION 17.    Term of the Plan.    No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date; provided that to the extent permitted by the listing rules of any stock exchange on which the Company is listed, such ten-year term may be extended indefinitely so long as the maximum number of Shares available for issuance under the Plan have not been issued; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

        SECTION 18.    Section 409A of the Code.    With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder ("Section 409A"), and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in the Plan, if the Board determines a Participant to be one of the Company's "specified employees" under Section 409A(2)(B)(i) of the Code at the time of such Participant's separation from service (as defined in Section 409A(2)(A)(i)) in accordance with the identification date specified in Section 1.409A-1(d)(i)(4) of the Treasury Regulations and the amount hereunder is "deferred compensation" subject to Section 409A, then any distribution that otherwise would be made to such Participant with respect to this Award as a result of such termination shall not be made until the date that is six months after such separation from service or , if earlier, the date of the death of the Participant.

        SECTION 19.    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

Appendix B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF VANTIV, INC.
(effective May    , 2016)

ARTICLE I

Name

        The name of the Corporation is Vantiv, Inc.

ARTICLE II

Registered Address

        The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, State of Delaware, 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

Purpose

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "DGCL"). For as long as the Exchange Agreement (as defined herein) is in effect, the Corporation shall so engage solely as a holding company.

ARTICLE IV

Capital Stock

        Section 1.    Authorized Shares.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000,000,000 shares, consisting of (i) 890,000,000 shares of Class A Common Stock, par value $0.00001 per share (the "Class A Common Stock"), (ii) 100,000,000 shares of Class B Common Stock, no par value per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and (iii) 10,000,000 shares of one or more series of Preferred Stock, par value $0.00001 per share ("Preferred Stock").

        Except as otherwise provided by law or as set forth herein, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

        Section 2.    Reservation of Shares.    The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock such number of shares of Class A Common Stock as shall from time to time be sufficient to effect any exchanges required under the Exchange Agreement.

        Section 3.    Common Stock.

        (a)    Voting Rights.

          (1)    General.    Each share of Common Stock shall have one vote per share, except as otherwise provided for each share of Class B Common Stock with respect to the matters set forth in Section 3(e) of this Article IV. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or by applicable law, the holders of shares of Class A Common Stock and Class B

  Common Stock shall at all times vote together as one class on all matters submitted to a vote or for the consent of the stockholders of the Corporation.

          (2)    Class A Directors.    The holders of record of the shares of Class A Common Stock, exclusively and as a separate class, shall be entitled to elect that number of directors (the "Class A Directors") representing the number of directors not elected by the holders of record of the shares of Class B Common Stock, exclusively and as a separate class, or the holders of any Preferred Stock; provided, that if the number of outstanding shares of Class B Common Stock held by Fifth Third Bank and its Affiliates represents less than or equal to 9.09% of the outstanding shares of Common Stock, the holders of record of the shares of Class A Common Stock and Class B Common Stock shall be entitled to elect, voting together as a single class, that number of directors representing the number of directors not elected by the holders of any Preferred Stock.

          (3)    Class B Directors.    The holders of record of the shares of Class B Common Stock, other than the Permitted Transferees of Fifth Third Bank and its Affiliates, exclusively and as a separate class, shall (i) be entitled to elect two (2) directors, so long as the number of outstanding shares of Class B Common Stock held by Fifth Third Bank and its Affiliates represents more than 18.18% of the outstanding shares of Common Stock and (ii) be entitled to elect one (1) director, so long as the number of outstanding shares of Class B Common Stock held by Fifth Third Bank and its Affiliates represents more than 9.09% of the outstanding shares of Common Stock (the "Class B Directors"); provided, that if the number of shares of Class B Common Stock held by Fifth Third Bank and its Affiliates represents less than or equal to 9.09% of the outstanding shares of Common Stock, the holders of record of the shares of Class B Common Stock shall not be entitled to elect any directors, exclusively and as a separate class.

          (4)    Certain Preferred Directors.    For the purpose of paragraphs (2) and (3) above, the number of directors on the entire Board of Directors shall include any directors elected by a separate class vote of Preferred Stock other than any directors that may be elected by holders of Preferred Stock pursuant to a vested right of the holders of Preferred Stock to elect directors upon nonpayment of dividends.

          (5)    Fifth Third Bank Consent Rights.    Until a Trigger Event, the Corporation shall not take any of the following actions without the prior approval of Fifth Third Bank:

              (i)  any Change of Control (A) prior to June 30, 2012, (B) during the period from July 1, 2012 until June 30, 2013 that implies an Equity Value of the Corporation, Vantiv Holding and the Subsidiaries of less than $2.3 billion, (C) during the period from July 1, 2013 until June 30, 2014 that implies an Equity Value of the Corporation, Vantiv Holding and the Subsidiaries of less than $2.5 billion, or (y) at any time after June 30, 2012 if Vantiv Holding's LTM EBITDA is less than $335,000,000;

             (ii)  any material modification of or amendment to any of the material terms and conditions of the Management Equity Incentive Plan by the Corporation to the extent required to be submitted to stockholders for approval pursuant to any applicable national stock exchange listing standards;

            (iii)  the issuance by the Corporation of New Securities constituting more than twenty percent (20%) of the total outstanding Common Stock (excluding issuances made in connection with the exercise of the Warrant, the Management Equity Incentive Plan and the Vantiv, Inc. 2012 Equity Incentive Plan, as amended from time to time (other than to increase the number of shares authorized for issuance thereunder, unless Fifth Third Bank consents (solely for purposes of this clause (iii) to such increase)) to the extent required to be submitted to stockholders for approval pursuant to any applicable national stock exchange listing standards; provided, however, that no consent shall be necessary at any time after June 30, 2012 if the Corporation's

    LTM EBITDA is less than $335,000,000; and provided, further, that nothing herein shall limit any prohibition on issuances set forth in the Exchange Agreement; or

            (iv)  the incurrence of indebtedness for borrowed money by the Corporation and its Subsidiaries that, immediately following such incurrence, results in a Leverage Ratio equal to or exceeding 5 to 1.

        (b)    Dividends.    Subject to the preferences applicable to any series of the Preferred Stock, if any, outstanding at any time, (i) the holders of Class A Common Stock shall be entitled to share, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and (ii) the holders of the Class B Common Stock shall not be entitled to share in any such dividends or other distributions.

        (c)    Liquidation.    Subject to the preferences applicable to any series of the Preferred Stock, if any outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, (i) the holders of Class A Common Stock shall be entitled to share, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock; and (ii) the holders of the Class B Common Stock shall not be entitled to receive any portion of such assets in respect of their shares of Class B Common Stock.

        (d)    Subdivision or Combination.    If the Corporation in any manner subdivides or combines by any split, dividend, reclassification, recapitalization or otherwise, or combines by reverse split, reclassification, recapitalization or otherwise, the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

        (e)    Class B Common Stock.

          (1)    Permissible Holder.    Shares of Class B Common Stock or Class B Units of Vantiv Holding may only be issued to and held by Fifth Third Bank and its Affiliates and their Permitted Transferees.

          (2)    Voting.    Each share of Class B Common Stock shall have the following number of votes per share:

              (i)  If the total number of shares of Common Stock held by the holders of shares of Class B Common Stock is greater than 18.5% of the sum of (A) the total number of shares of voting Common Stock then outstanding and (B) the number of votes to which any then-outstanding shares of Preferred Stock are entitled when voting together with the holders of Class A Common Stock as a single class:

(A1 ÷ 0.815) – (A0) B0

          rounded down to the nearest ten-thousandth, but not less than zero votes per share, where

            A0    = number of shares of Class A Common Stock outstanding (plus the number of votes to which any then-outstanding shares of Preferred Stock are entitled when voting together with the holders of Class A Common Stock as a single class)

            A1    = number of shares of Class A Common Stock outstanding (plus the number of votes to which any then-outstanding shares of Preferred Stock are entitled when voting together with the holders of Class A Common Stock as a single class) not held by the holders of Class B Common Stock

            B0    = number of shares of Class B Common Stock outstanding;

             (ii)  If the total number of shares of Common Stock held by the holders of shares of Class B Common Stock is equal to or less than 18.5% of the total number of shares of voting Common Stock then outstanding (plus any then-outstanding shares of Preferred Stock entitled to vote together with the holders of Class A Common Stock as a single class): 1 vote per share; or

            (iii)  In connection with any vote regarding a Change of Control, notwithstanding clauses (1) and (2) above, 1 vote per share.

          (3)    Issuance, Cancellation and Transfer of Class B Common Stock.    At any time Vantiv Holding issues a Class B Unit, the Corporation shall issue a share of Class B Common Stock to the recipient of such Class B Unit. Upon the conversion or cancellation of any Class B Unit pursuant to the Exchange Agreement or the LLC Agreement, the corresponding share of Class B Common Stock automatically shall be cancelled without any action on the part of any Person, including the Corporation. Any such cancelled shares of Class B Common Stock shall be deemed no longer outstanding, and all rights with respect to such shares shall automatically cease and terminate. The Corporation may only issue shares of Class B Common Stock to Fifth Third Bank and its Affiliates and the permitted transferees of any of Fifth Third Bank or its Affiliates' Class B Units or, to the extent there is a distribution of Class B Units on any of the other units of Vantiv Holding, to holders of Class C Non-Voting Units of Vantiv Holding in accordance with the LLC Agreement and the Exchange Agreement (each such transferee, a "Permitted Transferee"). Vantiv Holding may only issue Class B Units of Vantiv Holding to Fifth Third Bank and its Affiliates and their Permitted Transferees. Shares of Class B Common Stock may only be transferred by Fifth Third Bank or its Affiliates or their transferees to a Person other than the Corporation if an equal number of Class B Units of Vantiv Holding are simultaneously transferred to the transferee. The Corporation shall take all actions necessary so that for as long as the Class B Common Stock is outstanding the number of shares of Class B Commons Stock outstanding equals the number of Class B Units of Vantiv Holding outstanding.

          (4)    Capital Structure of the Corporation and Holding.    The Corporation shall, and shall cause Vantiv Holding to, take all actions necessary so that for as long as the Class B Common Stock is outstanding the number of Class A Units of Vantiv Holding outstanding equals the number of shares of Class A Common Stock outstanding. The Corporation shall take all such other actions as may be reasonably necessary or advisable to give effect to the intended substantive economic results of the provisions of this Amended and Restated Certificate of Incorporation, the Exchange Agreement and the LLC Agreement.

          (5)    Automatic Amendment to Article IV.    At any time when there are no longer any shares of Class B Common Stock outstanding, this Amended and Restated Certificate of Incorporation automatically shall be deemed amended to delete Sections 3(a)(3) and 3(e) of Article IV in their entirety.

          (6)    Ownership Limitations.    No Person that holds Class B Common Stock nor any of its Affiliates shall take any action that would cause such stockholder or any of its Affiliates to own, after application of the of the constructive ownership rules under Section 267 or 1563(e) of the Internal Revenue Code of 1986, as amended (the "Code"), at any time, (x) more than 18.5% of the issued and outstanding Class A Common Stock or (y) Class A Common Stock, Class B Common Stock or other capital stock representing in the aggregate more than 18.5% of the value or voting power (for the avoidance of doubt, not including the Class B Units) in the election of directors of the Corporation of all issued and outstanding capital stock of the Corporation, except in connection with a Change of Control.

        Section 4.    Preferred Stock.

          (a)   Subject to Section 4(c) of this Article IV, shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors; provided, that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware. Shares of Preferred Stock, regardless of series, that are converted into other securities or other consideration or otherwise acquired by the Corporation shall be retired and cancelled, and the Corporation shall take all such actions as are necessary to cause such shares to have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and the Corporation shall have the right to reissue such shares.

          (b)   Subject to the provisions of applicable law or of the Bylaws of the Corporation with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes.

          (c)   The Corporation shall not issue any shares of Preferred Stock to the extent such issuance would deprive the holders of Class B Common Stock of their economic and voting rights hereunder and under the LLC Agreement, including any issuance of Preferred Stock that has a separate class vote, other than (i) a separate right to designate or elect a director, or (ii) to the extent necessary to comply with any applicable national stock exchange listing standards related to the non-payment of dividends. For the avoidance of doubt, (i) the pro rata dilution of economic interests in the Corporation through the issuance of Preferred Stock shall not be deemed alone to deprive any holder of Class B Common Stock of its economic rights hereunder or under the LLC Agreement and (ii) the pro rata dilution of voting interests in the Corporation through the issuance of Preferred Stock that votes with the Class A Common Stock (and not alone as a separate class, except to the extent necessary to comply with any applicable national stock exchange listing standards related to the non-payment of dividends) shall not be deemed alone to deprive any holder of Class B Common Stock of its voting rights hereunder or under the LLC Agreement.

ARTICLE V

Amendments and Certain Agreements

        Section 1.    Bylaws.    In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation and in the Bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors, but any Bylaws adopted by the Board of Directors may be amended or repealed by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of Common Stock; provided, however, that no provision of the Bylaws of the Corporation may be adopted, amended or repealed which shall interpret or qualify, or impair or impede the implementation of any provision of this Amended and Restated Certificate of Incorporation or which is otherwise inconsistent with the provisions of this

Amended and Restated Certificate of Incorporation. Any inconsistency between the Bylaws of the Corporation and this Amended and Restated Certificate of Incorporation shall be construed in favor of this Amended and Restated Certificate of Incorporation.

        Section 2.    Certificate of Incorporation.    Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles IV, V, VI or VII may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Amended and Restated Certificate of Incorporation or otherwise required by law, the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of Common Stock is obtained. For so long as Fifth Third Bank or any of its Affiliates holds any Class B Common Stock (i) no amendment to Article III, Article IV (other than with respect to an increased in the authorized number of shares of Common Stock or in connection with the authorization (including pursuant to a certificate of designations) of Preferred Stock that the Corporation is permitted to authorize under this Amended and Restated Certificate), this sentence of Section 2, or Section 3 or Section 4 of Article V, Article VI (to the extent related solely to the Class B Common Stock) and Article XI and any related definitions in Article XII, (such amendments presumed to adversely affect the rights of the holders of Class B Common Stock) shall be made without the consent of the holders of a majority of the Class B Common Stock (which majority shall include Fifth Third Bank), and (ii) no other amendment to this Amended and Restated Certificate shall be permitted that adversely affects the rights of Fifth Third Bank and its Affiliates as a holder of Class B Common Stock hereunder in a manner that is disproportionate relative to the holders of Class A Common Stock hereunder without the consent of the holders of a majority of the Class B Common Stock (which majority shall include Fifth Third Bank).

        Section 3.    Exchange Agreement and Warrant.    The Corporation shall not and shall ensure that its Subsidiaries do not, by amendment of this Amended and Restated Certificate of Incorporation, Bylaws or other governing documents of the Corporation or any of its Subsidiaries, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities of the Corporation or any of its Subsidiaries, or any other voluntary action or failure to take any action of any kind, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Corporation or Vantiv Holding under the Exchange Agreement or the LLC Agreement or by Vantiv Holding under the Warrant. The Corporation shall take all such actions as are necessary to cause the Exchange Agreement to be implemented in accordance with its terms.

        Section 4.    LLC Agreement.    The Corporation shall take all such actions as are necessary to cause the LLC Agreement to be implemented in accordance with its terms.

ARTICLE VI

Board of Directors

        Section 1.    Directors.

          (a)   The Board of Directors shall consist of not less than seven (7) directors nor more than thirteen (13) directors; provided, that for so long as the holders of Class B Common Stock are entitled to elect two (2) Class B Directors in accordance with Section 3 of Article IV the Board of Directors shall consist of not less than eleven (11) directors. The exact number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to resolution adopted by a majority of the directors then in office.

          (b)    Election of Directors.    The directors shall be divided into three classes, designated as Class I, Class II and Class III. Class I shall initially consist of four (4) directors, each of which shall initially be Class A Directors. Class II shall initially consist of three (3) directors, two of which shall initially be Class A Directors and one of which shall initially be a Class B Director. Class III shall initially consist of four (4) directors, three of which shall initially be Class A Directors and one of which shall initially be a Class B Director. The composition of each class of directors shall be subject to any increase or decrease in the number of Class B Directors pursuant to Section 3(a)(3) of Article IV. Notwithstanding anything to the contrary herein, in the event of a decrease in the number of Class B Directors pursuant to Section 3(a)(3) of Article IV, the holders of the Class B Common Stock, other than the Permitted Transferees of Fifth Third Bank and its Affiliates, shall cause the appropriate number of Class B Directors representing such decrease to resign from the Board of Directors immediately. Each initial director in Class I shall hold office for a term that expires at the first annual meeting of stockholders conducted after March 21, 2012; each initial director in Class II shall hold office for a term that expires at the second annual meeting of stockholders conducted after March 21, 2012; and each initial director in Class III shall hold office for a term that expires at the third annual meeting of stockholders conducted after March 21, 2012. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting of stockholders shall be elected for a three-year term by the stockholders as provided in this Section 1. Any additional director of any class elected by the Board of Directors to fill a vacancy resulting from the death, resignation or removal of any Director, or from an increase in the number of Directors, shall hold office for the remaining term for such class. In no case shall a decrease in the number of directors for a class shorten the term of an incumbent director, except to the extent required to not exceed the 18.5% limitation set forth in Section 3(a)(3) of Article IV. A director shall hold office until the annual meeting of stockholders for the year in which such director's term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Each Class A Director shall be elected by the affirmative vote of the holders of a plurality of the shares represented at the meeting of stockholders at which the director stands for election and entitled to elect such director pursuant to Section 3(a)(2) of this Article IV. Each Class B Director shall be elected by the affirmative vote of the holders of a majority of the shares of Class B Common Stock outstanding (other than the Permitted Transferees of held by Fifth Third Bank and its Affiliates).

          (c)    Election of directors need not be conducted by written ballot.

        Section 2.    Vacancies.    Any vacancies in the Class A Directors for any reason, and any Class A directorships resulting from any increase in the number of directors, may be filled only by the Class A Directors (and not by the stockholders), acting by the affirmative vote of a majority of the remaining Class A Directors, although less than a quorum, or by a sole remaining Class A Director. Any vacancies in the Class B Directors for any reason, and any Class B directorships resulting from any increase in the number of directors, may be filled only by the Class B Directors (and not by the stockholders), acting by the affirmative vote of a majority of the remaining Class B Directors, although less than a quorum, or by a sole remaining Class B Director. Any directors so chosen shall hold office for the remaining term for such class subject, however, to prior death, resignation, retirement or removal from office. No decrease in the number of directors shall shorten the term of any incumbent director, except to the extent required to not exceed the 18.5% limitation set forth in Section 3(a)(3) of Article IV.

        Section 3.    Preferred Stock.    Notwithstanding Sections 1 and 2 of this Article VI, but subject to Section 4(c) of Article IV, whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors at an annual or special meeting of stockholders, the election, terms of office, filling of vacancies, removal of directors and other features of the directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock.

        Section 4.    Nominations.    Advance notice of nominations for the election of directors, other than by the Board of Directors or a duly authorized committee thereof or any authorized officer of the

Corporation to whom the Board of Directors or such committee shall have delegated such authority, and information concerning nominees, shall be given in the manner provided in the Bylaws of the Corporation.

        Section 5.    Removal.    Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation), (a) no Class A Director may be removed during his or her term, except that any Class A Director may be removed from office for cause by the affirmative vote of the holders of outstanding shares of Class A Common Stock cast at a meeting of stockholders called for that purpose, the notice for which states that the purpose or one of the purposes of the meeting is the removal of such director, and constituting a majority of such shares entitled to vote; (b) any Class B Director may be removed from office with or without cause by the affirmative vote of the holders of outstanding shares of Class B Common Stock held by other than the Permitted Transferees of Fifth Third Bank and its Affiliates without a meeting, and (c) except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, any director may be removed from office with or without cause by the affirmative vote of a majority of the holders of outstanding shares of Preferred Stock. For purposes of this Section 5 of Article VI, "cause" shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

        Section 6.    Exculpation and Indemnification.    To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for any matter in respect of which such director shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. If the DGCL is amended to eliminate or further limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL. The Corporation may (by bylaw, resolution, agreement or otherwise) indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation. Neither amendment nor repeal of this Section 6 of Article VI nor the adoption of any provision of this Amended and Restated Certificate of Incorporation of the Corporation inconsistent with this Section 6 of Article VI shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 6 of Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII

Actions of the Stockholders

        Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of the stockholders of the Corporation or by the stockholders by a written resolution in lieu of a meeting signed by stockholders representing the number of affirmative votes required for such action at a meeting; provided that, on or after the date upon which (i) investment funds managed by Advent International Corporation and (ii) Fifth Third Bank, collectively with their respective successors and Affiliates, cease to beneficially own (directly or indirectly) more than 50% of the outstanding shares of the Common Stock (calculated on a combined basis so that the ownership interests of such Persons in the Corporation shall be aggregated with the ownership interest of such Persons in Vantiv Holding or any Subsidiary), any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly-called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. For purposes of this Article VII, (i) "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; the term "control," as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and "controlled" and "controlling" have meanings correlative to the foregoing, (ii) "Person" means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity and (iii) "beneficial ownership" shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

ARTICLE VIII

DGCL Section 203

        The Corporation shall not be governed by Section 203 of the DGCL ("Section 203"), and the restrictions contained in Section 203 shall not apply to the Corporation.

ARTICLE IX

Corporate Opportunities

        To the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any stockholder or director of the Corporation, except those stockholders or directors who are employees of the Corporation and/or any of its subsidiaries (each, a "Business Opportunities Exempt Party"). The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Business Opportunity Exempt Party. No Business Opportunity Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Corporation shall have any duty to communicate or offer such opportunity to the Corporation, and such Business Opportunity Exempt Party shall not be liable to the Corporation or to its stockholders for breach of any fiduciary or other duty by reason of the fact that such Business Opportunity Exempt Party pursues or acquires, or directs such opportunity to another Person or, does not communicate such opportunity to the Corporation to the fullest extent permitted by applicable law. No amendment or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any Business Opportunities Exempt Party for or with respect to any opportunities of which any such Business Opportunities Exempt Party becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX. Neither the alteration, amendment or repeal of this Article IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

ARTICLE X

Related Party Transactions

        No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director's or officer's votes are counted for such purpose, if (1) the material facts as to director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (2) the material facts as to director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE XI

Conduct of Business

        For so long as the Exchange Agreement is outstanding, the business of the Corporation shall be conducted only through Vantiv Holding and its Subsidiaries.

ARTICLE XII

Definitions

        Section 1.    Definitions.    As used in this Amended and Restated Certificate of Incorporation, the term:

          (a)   "Advent Stockholders" means any investment fund affiliates of Advent International Corporation (or any successor) that hold shares of Class A Common Stock.

          (b)   "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person; it being understood that "control" or any version thereof in this definition shall have the meaning ascribed thereto in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

          (c)   "Approved Replacement" means each of Dan Poston, Joe Robinson and Bruce Lee, and, prior to any change of control of Fifth Third Bank, any individuals then-employed by Fifth Third Bank and/or its Affiliates (and, for the avoidance of doubt, no such individual shall be employed by any acquirer in such change of control and/or its Affiliates) proposed by Fifth Third Bank after the date hereof as replacements of such individuals.

          (d)   "Bankruptcy" means, with respect to any Person, the occurrence of any of the following events: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of its assets; (ii) the filing by such Person of a voluntary petition in bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they become due; (iii) the making by such Person of a general assignment for the benefit of creditors; (iv) the filing by such Person of an answer admitting the material allegations of, or its consenting to, or defaulting in answering, a bankruptcy petition filed against it in any bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of its assets and the continuance of such order, judgment or decree unstayed and in effect for a period of ninety (90) consecutive days.

          (e)   "Change of Control" means: any (i) merger, consolidation or other business combination of the Corporation or Vantiv Holding (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of the Corporation's or Vantiv Holding's consolidated business at that time) or any successor or other entity owning or holding substantially all the assets of the Corporation or Vantiv Holding and their respective Subsidiaries that results in the holders of Class A Common Stock and the holders of units of Vantiv Holding (in the case of the Corporation) or the holders of units of Vantiv Holding (in the case of Vantiv Holding) immediately before the consummation of such transaction, or a series of related transactions, holding, directly or indirectly, less than fifty percent (50%) of the voting power of the Corporation or Vantiv Holding (or such Subsidiary or Subsidiaries) or any successor or other entity owning or holding substantially all the assets of the Corporation or Vantiv Holding and their respective Subsidiaries or the surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions; it being understood that such ownership shall be evaluated on a combined basis (i.e. on an as-converted basis and without regard to any voting power or ownership limitation on Fifth Third Bank and its Affiliates) so that any ownership interest in the Corporation shall be aggregated with any ownership interest in Vantiv Holding or any other Subsidiary of the Corporation or any such successor; and it being further understood that no Change of Control shall be deemed to occur to the extent the acquirer thereof is any of the Advent Stockholders or their Affiliates or Fifth Third Bank or any of its Affiliates or any Person with whom any of the foregoing has formed a joint venture or has otherwise formed a "group" within the meaning of Rule 13d-3 under the Exchange Act with respect to such Change of Control, (ii) transfer, in one or a series of related transactions, of (x) with respect to Vantiv Holding or any successor or other entity owning or holding substantially all the assets of Vantiv Holding and its Subsidiaries, units of Vantiv Holding (or other equity interests) representing fifty percent (50%) or more of the voting power of Vantiv Holding (or such Subsidiary or Subsidiaries) or such successor or other entity, to a Person or "group" within the meaning of Rule 13d-3 under the Exchange Act (other than the Corporation and any of its Subsidiaries, the Advent Stockholders or any of their Affiliates or Fifth Third Bank or any of its Affiliates or any Person with whom any of the foregoing has formed a joint venture or has otherwise formed a "group" within the meaning of Rule 13d-3 under the Exchange Act with respect to such Change of Control), and (y) with respect to the Corporation or any successor or other entity owning or holding substantially all the assets of the Corporation and its Subsidiaries, shares of Class A Common Stock (or other equity interests) that results in any Person or "group" within the meaning of Rule 13d-3 under the Exchange Act (other than the Corporation or any of its Subsidiaries, the Advent Stockholders or their Affiliates or Fifth Third Bank or its Affiliates or any Person with whom any of the foregoing has formed a joint venture or has otherwise formed a "group" within the meaning of Rule 13d-3 under the Exchange Act with respect to such Change of Control) owning or holding, directly or indirectly, (A) shares of Class A Common Stock entitled to elect a majority of the Board of Directors or the board of directors of any such successor or other entity or (B) fifty percent (50%) or more of the shares of Class A Common Stock (or equity interests) of the Corporation (or such Subsidiary or Subsidiaries) or any such successor or other entity; it being understood that such ownership shall be evaluated on a combined basis (i.e., on an as-converted basis) so that any ownership interest in the Corporation shall be aggregated with any ownership interest in Vantiv Holding or any other Subsidiary of the Corporation or any such successor; or (iii) sale or other disposition in one or a series of related transactions of all or substantially all of the assets of the Corporation or Vantiv Holding and their respective Subsidiaries; it being understood that no Change of

  Control shall be deemed to occur to the extent the acquirer of such assets is any of the Advent Stockholders or their Affiliates or Fifth Third Bank or any of its Affiliates or any Person with whom any of the foregoing has formed a joint venture or has otherwise formed a "group" within the meaning of Rule 13d-3 under the Exchange Act with respect to such Change of Control. Notwithstanding anything to the contrary contained herein, for purpose of determining whether a Change of Control has occurred, it shall be assumed that all Class B Units of Vantiv Holding have been exchanged for shares of Class A Common Stock (or equity interests of any successor or other entity owning or holding substantially all the assets of the Corporation and its Subsidiaries) immediately prior to any such merger, consolidation, other business combination or transfer and there is no limitation on the voting power or ownership limitation on Fifth Third Bank and its Affiliates.

          (f)    "Competitor" means any of JPMorgan & Chase Co., Bank of America Corporation, US Bancorp. or Wells Fargo & Co. or any successors to their respective processing businesses.

          (g)   "control" shall have the meaning ascribed thereto in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

          (h)   "Credit Agreement" means the Loan Agreement, dated on or about March 27, 2012 among the Vantiv, LLC, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto, as it exists on or about March 27, 2012.

          (i)    "Equity Value" means (i) the equity value of the Corporation and its Subsidiaries, as a whole, based on the pre-tax aggregate net proceeds (including cash, the fair market value of other property and the present value of any deferred consideration) received or to be received by its stockholders (assuming that all Class B Units and all Class C Units underlying the Warrant (on an as-exercised basis) have been exchanged for shares of Class A Common Stock pursuant to the Exchange Agreement at such time), plus (ii) the aggregate amount of any Distributions (as defined in the LLC Agreement) (other than Quarterly Distributions (as defined in the LLC Agreement)) made to holders of Class B Units or Class C Units to and until the date of such Change of Control.

          (j)    "Exchange Agreement" means the Exchange Agreement dated as of March 21, 2012, among the Corporation, Vantiv Holding, Fifth Third Bank, FTPS Partners, LLC, a Delaware limited liability company, and such other holders of Class B Units or Class C Non-Voting Units of Vantiv Holding from time to time party thereto, as it may be amended from time to time in accordance with its terms.

          (k)   "Fifth Third Bank" means Fifth Third Bank, a bank chartered under the Laws of the State of Ohio and any successor thereto.

          (l)    "Government Entity" means any federal, state, local or foreign government, governmental subdivision, administrative body or other governmental or quasi-governmental agency, tribunal, court or other entity with competent jurisdiction.

          (m)  "Leverage Ratio" means, as of the date of determination thereof, the ratio of Total Funded Debt of the Borrower and its Restricted Subsidiaries as of such date to Consolidated EBITDA for the period of four (4) fiscal quarters then ended. All capitalized terms used in this definition of "Leverage Ratio" shall have the meanings ascribed to such terms in the Credit Agreement.

          (n)   "LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of Vantiv Holding, dated as of March 21, 2012, as amended from time to time in accordance with its terms.

          (o)   "LTM EBITDA" means, as of any measurement date, EBITDA for the twelve (12) months ended as of the last day of the month immediately preceding such measurement date.

          (p)   "Management Equity Incentive Plan" means the Vantiv Holding's 2009 Management Phantom Equity Plan, as amended, from time to time.

          (q)   "New Securities" means (a) any shares of capital stock of the Corporation, whether or not currently authorized, or (b) any rights, options or warrants to purchase any shares of capital stock of the Corporation, and non-equity securities of any type whatsoever that are, or may become convertible into, or exchangeable for, such shares, in any case, whether issued on or after the date first above written hereof.

          (r)   "Parent" means, with respect to any Person, a Person that has control of such Person.

          (s)   "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a joint venture, a Government Entity, a trust or other entity or organization.

          (t)    "Subsidiary" means, as to any Person, a Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by the initial Person and/or any other Subsidiary of the initial Person or (ii) the initial Person and/or any other Subsidiary of the initial Person is entitled, directly or indirectly, to appoint a majority of the board of directors or comparable body of such Person.

          (u)   "transfer" means, with respect to any shares of capital stock, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such shares or any participation or interest therein, whether directly or indirectly, or to agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such shares or any participation or interest therein, or any agreement or commitment to do any of the foregoing, including in each case through the transfer of any Person holding such shares or any interest in such Person; it being understood that a transfer of a controlling interest in any Person holding such shares shall be deemed to be a transfer of all of the shares held by such Person. Notwithstanding anything to the contrary herein, no transfer of an interest in any Person which is a public company, including in the Corporation, shall be deemed to constitute a transfer of any shares.

          (v)   "Trigger Event" means the earlier to occur of any of the following (i) Fifth Third Bank (together with its Affiliates) Transferring (other than as a result of an acquisition of control of Fifth Third Bank or any of its direct or indirect Parent companies by any Person) a number of shares of the Common Stock equal to more than 50% of the shares of the Common Stock it holds immediately following the initial public offering of the Common Stock (but not including any shares of Common Stock that Fifth Third Bank or its Affiliates sell to the Corporation in exchange for a portion of the proceeds of such initial public offering), calculating such ownership on a combined basis (i.e., on an as-converted basis) so that any ownership interest of Fifth Third Bank and its Affiliates in the Corporation shall be aggregated with any ownership interest of Fifth Third Bank and its Affiliates in the Company or any other Subsidiary of the Corporation or any successor, (ii) any Competitor acquires control of Fifth Third Bank or any of its direct or indirect Parent companies, (iii) (A) any Government Entity acquires more than a twenty percent (20%) interest (which interest either votes generally in the election of all directors and all other matters brought before the stockholders or otherwise carries with it any material negative consent or approval rights) in Fifth Third Bank or any of its direct or indirect Parent companies (a "Government Investment"), or (B) any Person other than a Competitor acquires control of Fifth Third Bank or any of its direct or indirect Parent companies (a "Non-Competitor COC") and, in the case of either a Government Investment or Non-Competitor COC, any change of fifty percent (50%) or more of the Class B Directors occurs as a result of such Government Investment or Non-Competitor COC (for the avoidance of doubt, any death, disability, voluntary replacement from a list of Approved Replacements or (to the extent occurring more than nine months following any such Government Investment or Non-Competitor COC) voluntary resignation, shall not constitute a change for purposes of this clause (iii)), or (iv) Fifth Third Bank or any of its direct or indirect Parent companies goes into Bankruptcy, receivership or conservatorship or any similar event.

          (w)  "Vantiv Holding" means Vantiv Holding, LLC, a Delaware limited liability company.

          (x)   "Warrant" means the Warrant No. 1, issued by the Company as of June 30, 2009 and any warrant issued pursuant thereto in accordance with its terms.

* * *

2016 ANNUAL STOCKHOLDERS' MEETING

RESERVATION REQUEST FORM

        If you plan to attend the 2016 Annual Meeting of Stockholders of Vantiv, Inc., please complete the following information and return to Nelson F. Greene, Chief Legal Officer and Secretary, Vantiv, Inc., 8500 Governors Hill Drive, Symmes Township, Ohio 45249.

Your name and address:

Number of shares of Vantiv common stock you hold:

        If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Registered stockholder:	(name of your bank, broker, or other nominee)

THIS IS NOT A PROXY CARD

ANNUAl mEETiNG Of sTOCKHOldERs Of vANTiv, iNC. may 10, 2016 9:00 am Eastern Time marriott Cincinnati Northeast 9664 s. mason montgomery Road mason, Ohio 45040 NOTiCE Of iNTERNET AvAilABiliTY Of pROXY mATERiAl: The Notice of Annual Meeting, Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/17549/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Lee Adrean Class A Nominee O Mark Heimbouch Class A Nominee O Gary Lauer Class A Nominee 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 3. To approve the performance goals included in the Vantiv, Inc. 2012 Equity Incentive Plan. 4. To approve a proposal to amend the Company’s amended and restated certificate of incorporation to reset, under certain circumstances, the permissible range for the number of directors that constitute the whole Board of Directors. 5. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. if no direction is made, this proxy will be voted fOR All NOmiNEEs in proposal 1 and fOR proposals 2, 3, 4, and 5. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOmiNEEs: THE BOARd Of diRECTORs RECOmmENds A vOTE "fOR" THE ElECTiON Of diRECTORs ANd "fOR" pROpOsAls 2, 3, 4 ANd 5. plEAsE siGN, dATE ANd RETURN pROmpTlY iN THE ENClOsEd ENvElOpE. plEAsE mARK YOUR vOTE iN BlUE OR BlACK iNK As sHOWN HERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 20333303000000000000 4 051016 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Holders of Class A stock only vote on Class A nominees

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 VANTIV, INC. proxy for Annual meeting of stockholders on may 10, 2016 solicited on Behalf of the Board of directors The undersigned hereby appoints Charles Drucker and Nelson Greene, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Vantiv, Inc., to be held on May 10, 2016 at 9:00 a.m., and at any adjournments or postponements thereof. THis pROXY WHEN pROpERlY EXECUTEd Will BE vOTEd As diRECTEd OR, if NO diRECTiON is GivEN, Will BE vOTEd As THE BOARd RECOmmENds. (Continued and to be signed on the reverse side.) 1.1